UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Revance Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)
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LETTER FROM CHAIRMAN OF THE BOARD
Dear Fellow Stockholders:

On behalf of the Board of Directors (the “Board”), I thank you for your continued support of Revance Therapeutics, Inc. (the “Company” or “Revance”).

The Board remains strongly engaged with the strategic oversight of the business, working closely with management to ensure the Company’s strategy serves the needs of its customers while aiming to drive long-term value for its stakeholders. In-line with these objectives, 2023 was a year marked by both achievement and change for Revance. We accomplished foundational milestones including the commercial launch of DAXXIFY® in aesthetics, the diversification and expansion of our supply chain, and the FDA approval of DAXXIFY for cervical dystonia, our first therapeutics indication. We also navigated the challenges and opportunities associated with the launch of DAXXIFY and took action to drive greater capital and operational efficiencies - all with the goal of positioning the business for long-term success.

In 2023, we delivered record total product revenue of $213 million, representing an increase of 80% year-over-year, driven by the commercial launch of DAXXIFY for glabellar lines and the continued success of the RHA® Collection of dermal fillers. Listening and responding to market feedback continues to be core to our aesthetics strategy and in particular, the launch of DAXXIFY. To that end, we took early learnings from our measured DAXXIFY launch to make the necessary adjustments to our pricing and customer engagement strategies in order to position the product for meaningful share gain and to strengthen our partnerships with our customers. While these changes have had an impact on our stock price, the early results we are seeing with respect to sales volume growth and positive feedback from customers continue to give us confidence in our strategy and long-term blockbuster potential in the U.S. facial injectables market. In 2024, we set our first product revenue guidance of at least $280 million, and the organization is very focused on achieving that objective.

Sustainable growth remains a key area of focus for the Board and management. To that end, we have seen tremendous support across the organization to drive greater operating efficiencies, reduce costs where possible and focus our dollars on actions that have the potential to drive the highest returns to stockholders. In 2023, Revance divested its Fintech Platform payments business to prioritize capital for the growth of its aesthetics and therapeutics businesses, streamlined the organizational structure and realized meaningful efficiencies across its manufacturing and supply chain, among other departments. More recently, we completed an equity offering, raising gross proceeds of $100 million, which further enhanced our financial flexibility to invest in our growth while managing our capital structure. We believe these efforts have positioned us to lower our anticipated operating expenses by 6%, while increasing our product sales by at least 32% in 2024.

The Board will continue to provide strategic oversight over Revance’s operating plan and capital management to support its objective to reach positive Adjusted EBITDA1 in 2025.

With the significant milestone of receiving the FDA’s approval of DAXXIFY for the treatment of cervical dystonia (“CD”), we are poised to expand our growth trajectory by bringing to market the first compelling treatment alternative for CD patients in 30 years. Our launch readiness with payers, along with the positive feedback from physicians and patients from our DAXXIFY CD PrevU program, underscore the product’s innovation and our unique opportunity to disrupt the therapeutic botulinum toxin market, beginning with CD. We look forward to unlocking additional value from our therapeutics pipeline as we learn more from our CD launch this year and our strategic partnerships with Fosun Pharma and Viatris, which are all progressing steadily.

2024 will be an important year for Revance as we advance our commercial growth through our innovative aesthetics portfolio and enter the large and growing therapeutics market with DAXXIFY. To best capitalize on these opportunities, we have identified the following strategic priorities for the year.

2024 Strategic Priorities

Aesthetics:
•Grow DAXXIFY and the RHA® Collection of dermal fillers revenue and market share through deeper and broader account penetration.
•Build strong provider partnerships through robust engagement initiatives and thought leadership efforts.
•Engage with customers through competitive pricing and enhanced messaging that highlights DAXXIFY’s unique peptide formulation, long duration, fast onset and improved skin quality appearance.

Therapeutics:
•Successfully complete DAXXIFY CD PrevU program, leveraging learnings and real-world clinical insights to support commercial success.
•Launch DAXXIFY for cervical dystonia mid-year under targeted commercial strategy.
1 Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, stock-based compensation and extraordinary items such as restructuring and impairment charges.

•Secure ~50% commercial coverage by commercial launch for CD, which has already been completed as of the date of this letter.

Focused and disciplined capital allocation:
•Remain focused on disciplined capital allocation with ongoing operational efficiencies to support path to break-even and Adjusted EBITDA1 in 2025.

In closing, it is an honor to serve as your Chairman, and on behalf of the Board, I thank you for your continued support and investment in Revance. We look forward to your participation at our virtual annual meeting on May 1, 2024.

Very truly yours,

Angus C. Russell
Chairman of the Board of Directors
March 21, 2024

REVANCE THERAPEUTICS, INC.

1222 Demonbreun Street, Suite 2000
Nashville, Tennessee 37203

Notice of Annual Meeting of Stockholders

To Be Held On Wednesday, May 1, 2024
Dear Stockholders:
You are cordially invited to attend the Annual Meeting of Stockholders of REVANCE THERAPEUTICS, INC. (the “Company”), a Delaware corporation. The meeting will be held virtually on Wednesday, May 1, 2024 at 10:00 a.m. Central Time via live audio-only webcast at www.virtualshareholdermeeting.com/RVNC2024. The meeting will be held online only, and you will not be able to attend in person. You will be able to vote your shares electronically by Internet and submit questions online during the meeting by logging into the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. Online check-in will begin at 9:45 a.m. Central Time and should allow ample time for the check-in procedures.
The Annual Meeting of Stockholders is being convened for the following purposes:
(1)To elect to the Board of Directors' three nominees for director to hold office until the 2027 Annual Meeting of Stockholders.
(2)To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year 2024.
(3)To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement.
(4)To conduct such other business as may properly come before the meeting or any adjournment thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for the Annual Meeting of Stockholders is March 8, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to be Held on May 1, 2024 virtually via live audio-only webcast at
www.virtualshareholdermeeting.com/RVNC2024.
The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

By Order of the Board of Directors,

Mark J. Foley
Chief Executive Officer
Nashville, Tennessee
March 21, 2024

You are cordially invited to attend the meeting virtually. Whether or not you expect to attend the meeting virtually via live audio-only webcast, please complete, date, sign and return the proxy card sent to you, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote electronically during the meeting.

REVANCE THERAPEUTICS, INC.
PROXY SUMMARY
This is a summary only, and does not contain all of the information that you should consider in connection with this Proxy Statement. Please read the entire Proxy Statement carefully before voting.
Annual Meeting of Stockholders
•Date and Time: Wednesday, May 1, 2024, at 10:00 a.m. Central Time. Online check-in will begin at 9:45 a.m. Central Time, and you should allow ample time for the check-in procedures.
•Location: The meeting will be held virtually via live audio-only webcast at www.virtualshareholdermeeting.com/RVNC2024.
•Admission: To attend the meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
•Record Date: March 8, 2024.
•Proxy Mailing Date: March 21, 2024.
•Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.
Voting Matters
Stockholders are being asked to vote on the following matters:

Items of Business	Page	Our Board’s Recommendation
1. Election of Directors	6	FOR all nominees
2. Ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as Independent Registered Public Accounting Firm for Fiscal Year 2024	32	FOR
3. Approval of, on an advisory basis, the compensation of our NEOs	34	FOR
Stockholders will also transact any other business that may properly come before the meeting.
How to Vote
You are entitled to vote at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) if you were a stockholder of record at the close of business on March 8, 2024, the record date for the meeting. On the record date, there were 104,215,614 shares of our common stock outstanding and entitled to vote at the Annual Meeting. For more details on voting and the annual meeting logistics, please see the “Questions and Answers” section of this Proxy Statement.
All references to “Revance,” “we,” “us,” “our” and “Company” in these proxy materials refer to Revance Therapeutics, Inc.

Company Performance Highlights
Aesthetics
•Initiated full commercial launch of DAXXIFY in 2023.
•Generated $234.0 million in total revenue, which included $212.7 million in product revenue sales of DAXXIFY and the RHA® Collection of dermal fillers (collectively, our “Products”).
•Introduced new pricing and provider engagement strategy for DAXXIFY, which was informed by customer feedback and designed to position the product for broader adoption in the aesthetics market.
•Increased aesthetic accounts to over 7,000 across our Products business, and of those accounts, over 3,000 were DAXXIFY accounts for the year ended December 31, 2023.

•Teoxane SA received U.S. Food and Drug Administration (“FDA”) approval for the expansion of RHA® 4’s label to include cannula use in July 2023 and RHA® 3’s label to include injection into the vermillion body, vermillion border and oral commissure for lip augmentation and lip fullness in adults aged 22 years and older in January 2024.
•Received FDA approval in March 2023 of our post approval supplement (“PAS”) for Ajinomoto Althaea, Inc., doing business as Ajinomoto Bio-Pharma Services (“ABPS”), a contract development and manufacturing organization for the Company, which serves as our primary commercial drug product supply source for DAXXIFY.
•Received China’s National Medical Products Association’s (“NMPA”) acceptance of Shanghai Fosun Pharmaceutical Industrial Development Co., Ltd.’s, a wholly-owned subsidiary of Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun”) biologics license application (“BLA”) for DaxibotulinumtoxinA for Injection for the improvement of glabellar lines and treatment of cervical dystonia in April and July 2023, respectively.
•Exited the OPUL® Relational Commerce Platform and HintMD fintech platform (together the “Fintech Platform”) payment processing business in alignment with the Company’s capital allocation priorities, with the remaining wind-down activities scheduled to be completed by April 1, 2024.
Therapeutics
•Secured the FDA approval in August 2023 of DAXXIFY for the treatment of cervical dystonia in adults in the U.S. (“DAXXIFY CD Approval”).
•Initiated DAXXIFY’s early experience program for the treatment of cervical dystonia (“CD PrevU”) in September 2023.
•Secured coverage for over 140 million commercial lives, including by 25 out of the top 30 payors in the U.S. for DAXXIFY® for the treatment of cervical dystonia as of February 28, 2024.
•Received permanent J-Code for DAXXIFY for the treatment of cervical dystonia in January 2024.
Corporate
•Raised net proceeds of $97.1 million, after sales agent commissions and offering costs, in connection with an underwritten offering of our common stock in March 2024.
•Raised net proceeds of $100.0 million after sales agent commissions and offering costs from our at-the-market offering program during the three months ended June 30, 2023.
•Secured gross proceeds of $50.0 million in connection with the issuance of notes payable to Athyrium Capital Management (“Athyrium Capital”) in connection with the First Amendment to the existing Note Purchase agreement by and among the Company, Hint, Inc. and Athyrium Capital, dated August 8, 2023 (the “NPA Amendment”).
•Ended fiscal year 2023 with cash, cash equivalents and short-term investments of $254 million by maintaining a disciplined capital allocation strategy, which in 2023 focused on (i) continuing to drive revenue growth by increasing adoption of DAXXIFY and the RHA® Collection of dermal fillers; (ii) initiating CD PrevU and pre-launch activities; and (iii) maximizing supply chain efficiencies by leveraging and scaling commercial production of DAXXIFY through ABPS. In 2023, to align our operations with our capital allocation priorities, the Company made the decision to exit its Fintech Platform business.

Executive Compensation Highlights
•Continued to increase our emphasis on equity awards that vest based on performance goals. In 2023, we structured 100% of our CEO’s annual equity awards to consist of PSUs and 67%-75% of our other NEOs’ annual equity awards to consist of PSUs (based on target grant date value).
•Refined our performance goals for performance-vesting equity awards. Our 2022 PSUs vest based on a combination of a meaningful stock price goal and a key regulatory goal. In 2023, we refined our 2023 PSUs to vest based on revenue goals over a three-year performance period. For 2024, PSUs vest based on rigorous TSR performance hurdles over a four-year performance period.

•Delivered approximately 88% of our NEO’s 2023 total direct compensation, on average, to be ‘at-risk’ dependent on Company performance in the form of an annual performance bonus earned and equity incentive awards granted, as reported in the Summary Compensation Table.
•Included people and D&I goals in our executive bonus program. For 2023, the corporate goals on which our executive bonuses are based included a specific weighted category for the achievement of key people initiatives, which included goals related to D&I.
•Structured our executive bonus opportunities to be based on key corporate objectives and we exercised discretion to reduce the bonus payouts. We exceeded our corporate goals for 2023, but our Compensation Committee used its discretion to reduce the bonus payouts to a lower amount than would have been paid pursuant to the pre-established formula under the 2023 management bonus plan in order to adjust for the exit of the Fintech Platform, which exit has now been substantially completed.

•Maintained an overall cap on executive bonuses equal to 200% of target bonus for 2023. For 2024, we implemented an overall bonus cap equal to 155% of the target bonus.

•Evaluated the the structure of our 2025 equity incentive plan in 2023. We commit to the removal of evergreen provisions beginning in 2025 when we adopt a new equity incentive plan.
Governance and ESG Highlights
•Conducted an evaluation in 2022 and 2023 of declassifying the Board and removing the supermajority voting requirements by amending the Company’s Charter and Bylaws, which the Board has committed to reevaluate on an annual basis through the Nominating and Corporate Governance Committee.
•Completed first third-party data governance and privacy assessments in 2023, which led to the establishment of the Company’s data governance program in March 2024.
•Furthered our Board's risk oversight function by expanding the involvement of the Audit Committee in cybersecurity risk management in 2023, including through the establishment of quarterly cybersecurity updates and an annual Audit Committee meeting dedicated to cybersecurity. Continued to conduct regular risk assessments of the Company’s executive compensation program, policies and practices.
•Continued to engage in robust stockholder engagement in connection with executive compensation and ESG initiatives, and during the year ended December 31, 2023, we reached out to holders of approximately 72% of our outstanding common stock, excluding shares held by directors and executive officers, and, from November 2023 to January 2024, held discussions with 30%.
•Completed first ESG materiality assessment in 2022 and developed second ESG report, which was published in 2023 and included expanded disclosures on key corporate governance and ESG topics.
•Formed the Revance Inclusion, Support & Empowerment (“RISE”) network of employee resource groups in 2023 that aim to enhance diversity, inclusion and belonging at the Company.
•Maintained independent, non-executive Chairman leadership of the Board.
•Committed to Board independence with seven of eight independent directors, with a 100% independent Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Brand Strategy Committee.
•Continued our policy of conducting annual Board and committee performance evaluations, which is included in our Corporate Governance Guidelines and committee charters.
•Actively recruited and added six new directors to our Board since 2019, including Dr. Vlad Coric in 2023, which reflects the continued evolution of our Board such that it is comprised of diverse and highly skilled directors that provide a range of viewpoints.
•Maintained a director overboarding policy in our Corporate Governance Guidelines, which all of our directors are in compliance with as of the date hereof.
•Maintained a 12-year director tenure policy, which is included in our Corporate Governance Guidelines.

Information About Our Directors
The Board currently consists of eight directors. The Board has re-nominated Angus C. Russell, Julian S. Gangolli and Olivia C. Ware to serve until the 2027 Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified or until such director’s earlier resignation, retirement or death. The following table and graphics provide summary information about the qualifications, attributes, skills, diversity and experience of our continuing directors, including our 2024 director nominees.
Our Board has established a director tenure policy, which provides that directors reaching 12 years of service will be evaluated by the full Board with the expectation of stepping down. In certain circumstances, a majority vote of the independent directors, can be used to extend the service of a 12-year term director. If a 12-year director’s term is extended, they will be evaluated annually with the expectation that they will step down unless a majority vote of independent directors determines they should continue to serve for an additional year. The Board has re-nominated Mr. Russell for a three-year term with the expectation that he step down when he reaches 12 years of service in 2026, consistent with this policy. The Board will evaluate at that time whether to extend his service.

2024 Director Nominees

Name	Age	Director Since	Independent	Committee Memberships	Primary Occupations	Other Public Company Boards

Angus C. Russell	68	2014	Yes	•Compensation Committee •Nominating and Corporate Governance Committee	•Former Chief Executive Officer of Shire plc	•Lineage Cell Therapeutics, Inc.
Julian S. Gangolli	66	2016	Yes	•Audit Committee •Brand Strategy Committee	•Former President, North America of GW Pharmaceuticals Inc.	•Krystal Biotech, Inc. •Outlook Therapeutics, Inc.
Olivia C. Ware	67	2021	Yes	•Nominating and Corporate Governance Committee	•Former Senior Vice President, BTK Franchise Head of Principia Biopharma Inc.	•Arcellx, Inc.

Continuing Directors

Name	Age	Director Since	Independent	Committee Memberships	Primary Occupations	Other Public Company Boards

Mark J. Foley	58	2017	No	——	•Chief Executive Officer (“CEO”) of Revance	•Glaukos Corporation
Christian W. Nolet	67	2019	Yes	•Audit Committee •Nominating and Corporate Governance Committee	•Former Partner, Ernst & Young LLP	•Jasper Therapeutics, Inc. •ArriVent BioPharma, Inc.
Jill Beraud	63	2019	Yes	•Brand Strategy Committee •Compensation Committee	•Former Chief Executive Officer of Sh'nnong Beverage Company	•Levi Strauss & Co.
Carey O'Connor Kolaja	51	2021	Yes	•Audit Committee •Brand Strategy Committee	•Chief Executive Officer of Versapay	——
Vlad Coric, M.D.	53	2023	Yes	•Compensation Committee	•Chief Executive Officer and Chairman of Biohaven, Ltd.	•Biohaven, Ltd.

Director Backgrounds, Experience and Diversity

Diversity	Age

•Identify as Gender Diverse - 3 Directors •Identify as Ethnically Diverse - 2 Directors	•60s - 5 Directors •50s - 3 Directors

Tenure	Independence

•Under 2 years - 1 Director •2-5 years - 2 Directors •5+ years - 5 Directors	•Independent - 7 Directors •Not Independent - 1 Director

Board Diversity Matrix (as of March 21, 2024)

Total number of Directors	8
Part I: Gender Identity	Male	Female	Non-Binary	Did Not Disclose
Directors	4	3	–	1
Part II: Demographic Background Identified
African American or Black	–	1	–	–
Alaskan Native or American Indian	–	–	–	–
Asian	–	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	3	2	–	–
Two or More Races or Ethnicities	1	–	–	–
LGBTQ+	–	–	–	–
Did Not Disclose Demographic Background	–	–	–	1

Director Skills Matrix

Senior Leadership Experience – serving or has served in a senior leadership role at another organization, including oversight of management’s development and implementation of strategic priorities
Financial and Accounting – knowledge of the financial markets, corporate finance, accounting regulations, and accounting and financial reporting processes
Biotechnology/Life Science – experience in or with the biotechnology, life sciences and/or pharmaceutical industries, including experience in the clinical development of pharmaceutical products
Commercialization – experience executing corporate commercial and/or marketing strategies and initiatives
Aesthetics Experience – experience within the medical aesthetics or beauty industry

Information Technology/Cybersecurity Experience – experience overseeing cybersecurity, privacy, and information security management, including experience with cybersecurity strategy and policies and understanding of risk-based threat management strategies

Risk Oversight and Risk Management – experience with and oversight over enterprise risk management
Manufacturing and Supply Chain – experience overseeing manufacturing operations or experience in supply chain management with respect to pharmaceutical products
Governance/Public Company Board Experience – experience serving on the boards of other public companies and knowledge regarding public company governance and compensation, policies and practices

Human Capital Management – leadership in the maintenance and expansion of health, safety and wellness programs; training and development; compensation and benefits; and/or workforce diversity, equity and inclusion

Therapeutics Experience – executive experience in the therapeutics industry, including expertise in the research and development of therapeutic products in the fields of neuroscience and muscle movement disorders, relevant to our business and strategy

International Experience — experience conducting business or operations outside of the United States, including an understanding of political, regulatory, economic and cultural frameworks valuable to understanding opportunities and risks entering global markets

A. Russell	●	●	●	●			●	●	●	●	●	●
J. Gangolli	●	●	●	●	●		●	●	●	●	●	●
O. Ware	●		●	●			●	●	●	●	●
M. Foley	●	●	●	●	●		●	●	●	●	●
C. Nolet	●	●	●			●	●		●	●	●
J. Beraud	●	●		●	●				●	●		●
C. Kolaja	●	●		●		●	●			●		●
V. Coric	●	●	●	●			●	●	●	●	●	●
We believe our directors have an appropriate balance of knowledge, experience, attributes, skills, diversity and expertise as a group to ensure that the Board appropriately fulfills its oversight responsibilities and acts in the best interests of stockholders. Although specific qualifications for Board membership may vary from time to time, desired qualities include (i) the highest personal integrity and ethics, (ii) relevant expertise upon which to be able to offer advice and guidance to management, (iii) demonstrated excellence in his or her field, (iv) sound business judgment, (v) sufficient time to devote to the affairs of the Company, and (vi) commitment to rigorously represent the long-term interests of our stockholders. The following charts show the key skills and experiences that we consider important for our Board to possess.

QUESTIONS AND ANSWERS
ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?
We sent you the proxy notice because our Board is soliciting your proxy to vote at our Annual Meeting, including at any adjournments or postponements of the meeting. We have elected to provide access to the full proxy materials over the Internet and have provided our stockholders with instructions on how to access the proxy materials in the Notice of Internet Availability of Proxy Materials (the “Notice”) that you received.
Rules adopted by the Securities and Exchange Commission (the “SEC”) allow us to provide access to our proxy materials over the Internet. All stockholders will have the ability to access the proxy materials on the website at www.proxyvote.com, or may request a printed set of the proxy materials. Instructions on how to access the proxy materials or to request a printed copy may be found in the Notice.
We intend to mail the Notice to all stockholders of record entitled to vote at the Annual Meeting on or about March 21, 2024.
How do I attend the Annual Meeting?
This year’s Annual Meeting will be held entirely online. You will not be able to attend the Annual Meeting in person. The meeting will be held virtually on May 1, 2024 at 10:00 a.m. Central Time via live audio-only webcast at www.virtualshareholdermeeting.com/RVNC2024. To attend the meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Online check-in will begin at 9:45 a.m. Central Time, and you should allow ample time for the check-in procedures.
The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Information on how to vote by Internet before and during the Annual Meeting is discussed below.
How do I ask questions at the virtual Annual Meeting?
During the Annual Meeting, you may submit questions in the question box provided at www.virtualshareholdermeeting.com/RVNC2024. We will respond to as many inquiries at the Annual Meeting as time allows.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual Annual Meeting audio-only webcast during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.
What if I cannot virtually attend the Annual Meeting?
You may vote your shares electronically before the meeting by Internet, by proxy or by telephone as described below. You do not need to access the Annual Meeting audio-only webcast to vote if you submitted your vote via proxy, by Internet or by telephone in advance of the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 8, 2024 will be entitled to vote at the Annual Meeting. On the record date, there were 104,215,614 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
If on March 8, 2024 your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote by Internet before or during the Annual Meeting, by telephone or by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card or vote by Internet or by telephone before the meeting to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 8, 2024 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. You may vote your shares by Internet during the meeting with the 16-digit control number included in the Notice, proxy card or in the other materials provided by your bank, brokerage firm or other nominee.
What am I voting on?
There are three matters scheduled for a vote:
•Election of directors;
•Ratification of the selection of PwC as the independent registered public accounting firm for the fiscal year 2024; and
•Approval of, on an advisory basis, the compensation of our named executive officers.
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons designated in the accompanying proxy intend to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” or “Withhold” for each of the nominees to the Board.
For the proposal to ratify the selection of PwC, and to approve, on an advisory basis, the compensation of our named executive officers, you may vote “For,” “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by Internet before or during the Annual Meeting, by telephone before the Annual Meeting or by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.
•To vote using the proxy card, simply complete, sign, date and return the proxy card pursuant to the instructions on the card. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct us to.
•To vote over the telephone before the Annual Meeting, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Your telephone vote must be received by 11:59 p.m. Eastern Time on April 30, 2024 to be counted.
•To vote through the Internet before the Annual Meeting, go to www.proxyvote.com and follow the on-screen instructions. You will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Your Internet vote must be received by 11:59 p.m., Eastern Time on April 30, 2024 to be counted.
•To vote through the Internet during the meeting, please visit www.virtualshareholdermeeting.com/RVNC2024 and have available the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker or other agent, you should have received a notice containing voting instructions from that organization rather than from Revance. Simply follow the voting instructions in the notice to ensure that your vote is counted. You may vote your shares by Internet during the meeting with the 16-digit control number included in the Notice, proxy card or in the other materials provided by your bank, brokerage firm or other nominee.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 8, 2024.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone before the Annual Meeting, or through the Internet before or during the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Other Agent
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Under the rules and interpretations of NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation) and certain corporate governance proposals, even if management-supported. Therefore, without your instructions, your broker or other agent may not vote your shares on Proposal 1 (Election of Directors), or Proposal 3 (Advisory Vote on Executive Compensation) which are considered “non-routine” matters, but may vote your shares on Proposal 2 (Ratification of Auditors), which is considered a “routine” matter.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director, “For” the ratification of the selection of PwC as the independent registered public accounting firm for the fiscal year 2024, and “For” the compensation of our named executive officers. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet. You will need the 16- digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
•You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 1222 Demonbreun Street, Suite 2000, Nashville, Tennessee, 37203.
•You may virtually attend the Annual Meeting and vote by Internet by visiting www.virtualshareholdermeeting.com/RVNC2024. To attend the meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Agent
If your shares are held by your broker or agent, you should follow the instructions provided by your broker or agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 21, 2024, to Secretary, Revance Therapeutics, Inc., 1222 Demonbreun Street, Suite 2000, Nashville, Tennessee, 37203. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so no earlier than the close of business on January 1, 2025, and no later than the close of business on January 31, 2025. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b).

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count:
•votes “For,” “Withhold” and broker non-votes for the proposal to elect directors (Proposal 1); and
•votes “For,” and “Against,” abstentions and, if applicable, broker non-votes for the ratification of the auditors (Proposal 2), and for the advisory vote on executive compensation (Proposal 3).
For Proposal 1 (Election of Directors), withhold votes and broker non-votes have no effect and will not be counted towards the number of shares voted “For.” For Proposal 2 (Ratification of Auditors), abstentions (and broker non-votes, if any) will be counted towards the vote total and will have the same effect as “Against” votes. For Proposal 3 (Advisory Vote on Executive Compensation) abstentions will be counted towards the vote total and will have the same effect as “Against” votes, while broker non-votes will have no effect.

What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.”
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
Assuming that a quorum is present at the annual meeting, the following votes will be required for approval:

Proposal	Vote Required for Approval
Proposal 1	Directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, or represented by proxy at the meeting and entitled to vote generally on the election of directors.
Proposal 2	Affirmative vote of the majority of shares present in person, by remote communication or represented by proxy at the meeting and entitled to vote generally on the subject matter.
Proposal 3	Affirmative vote of the majority of shares present in person, by remote communication or represented by proxy at the meeting and entitled to vote generally on the subject matter.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the meeting in person, by remote communication or represented by proxy. On the record date of March 8, 2024, there were 104,215,614 shares outstanding and entitled to vote. Thus, the holders of 52,107,808 shares must be present in person, by remote communication or represented by proxy at the meeting to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or other agent), vote over the telephone before the Annual Meeting, vote through the Internet before the Annual Meeting, or if you virtually attend the Annual Meeting and vote by Internet during the Annual Meeting by visiting www.virtualshareholdermeeting.com/RVNC2024. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person, by remote communication or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Board is divided into three classes, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board currently consists of eight directors. There are three directors in the class whose term of office expires in 2024, Mr. Russell, Mr. Gangolli and Ms. Ware, and each of these directors is standing for re-election at the Annual Meeting. Each of Mr. Russell, Mr. Gangolli and Ms. Ware is currently a director of the Company and was nominated by the Nominating and Corporate Governance Committee. Each of Mr. Russell, Mr. Gangolli and Ms. Ware have previously been elected by the stockholders. If elected at the Annual Meeting, each of these nominees agreed to serve until the 2027 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until their death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. All of the directors who were members of our Board at the time of the 2023 Annual Meeting of Stockholders attended the 2023 Annual Meeting of Stockholders. See the “Proxy Summary—Information About Our Directors—Director Backgrounds, Experience and Diversity” for information on director background and diversity.
Our Board has established a director tenure policy, which provides that directors reaching 12 years of service will be evaluated by the full Board with the expectation of stepping down. In certain circumstances, a majority vote of the independent directors can be used to extend the service of a 12-year term director. If a 12-year director’s term is extended, they will be evaluated annually with the expectation that they will step down unless a majority vote of independent directors determines to extend their service for another year. The Board has re-nominated Mr. Russell for a three-year term with the expectation that he step down when he reaches 12 years of service in 2026, consistent with this policy. The Board will evaluate at that time whether to extend his service.
Required Vote and Board Recommendation
Directors are elected by a plurality of the votes of the shares present in person, by remote communication, or represented by proxy at the meeting and entitled to vote generally on the election of directors. The three director nominees receiving the highest number of “For” votes will be elected. In tabulating the voting results for the election of directors, withhold votes and broker non-votes have no effect and will not be counted towards the number of shares voted “For”.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR EACH NAMED NOMINEE.

DIRECTORS
The following is a brief biography of each director nominee and each of our continuing directors, including their respective ages as of the date of this Proxy Statement. Each biography includes information regarding the experience, qualifications, attributes or skills that caused our Board to determine that each applicable nominee or other current director should serve as a member of our Board. The categories of key skills are:

Senior Leadership Experience	Financial and Accounting	Biotechnology/Life Science	Commercialization

Aesthetic Experience	Information Technology/Cybersecurity Experience	Risk Oversight and Risk Management	Manufacturing and Supply Chain

Governance/Public Company Board Experience	Human Capital Management	Therapeutics Experience	International Experience

2024 Director Nominees and Continuing Directors
Name	Age	Title	Class and Year Term Ending
Angus C. Russell	68	Chairman of the Board	Class I (Term Ending 2027 if elected at the Annual Meeting)[1]
Julian S. Gangolli	66	Director	Class I (Term Ending 2027 if elected at the Annual Meeting)
Olivia C. Ware	67	Director	Class I (Term Ending 2027 if elected at the Annual Meeting)
Mark J. Foley	58	CEO and Director	Class II (Term Ending 2025)
Christian W. Nolet	67	Director	Class II (Term Ending 2025)
Jill Beraud	63	Director	Class III (Term Ending 2026)
Carey O'Connor Kolaja	51	Director	Class III (Term Ending 2026)
Vlad Coric, M.D.	53	Director	Class III (Term Ending 2026)
1Our Board has established a director tenure policy, which provides that directors reaching 12 years of service will be evaluated by the full Board with the expectation of stepping down. In certain circumstances, a majority vote of the independent directors, can be used to extend the service of a 12-year term director. If a 12-year director’s term is extended, he/she will be evaluated annually with the expectation that he/she will step down unless a majority vote of independent directors determines to extend his/her term for another year. The Board has re-nominated Mr. Russell for a three-year term with the expectation that he step down when he reaches 12 years of service in 2026, consistent with this policy. The Board will evaluate at that time whether to extend his service.

Angus C. Russell
Mr. Russell’s executive leadership and corporate financial experience at Shire plc and AstraZeneca plc, pharmaceutical and biologics companies, provides the Board with expertise in corporate strategy, risk management and pharmaceutical operations. While at Shire plc, Mr. Russell oversaw the development, supply chain management and commercialization of several pharmaceutical products on a global scale, including through acquisition, collaboration and in-licensing opportunities. In Mr. Russell’s time as the CEO of Shire plc, the company introduced several new products, grew revenues over 50% and increased its market capitalization to $17.5 billion.

His experience at Shire plc and other public pharmaceutical companies provide invaluable insights that will support the Company as it aims to grow its market share and develop and commercialize DAXXIFY for current and potential additional indications, domestically and internationally, and evaluate partnerships and other strategic opportunities and further develop existing partnerships. In addition, Mr. Russell has served on multiple public company boards, which provides us with a broader industry view of risk oversight and governance considerations.
Independent Director since 2014 Committee Memberships Compensation Committee (member since February 2018) Nominating and Corporate Governance Committee - Chair (member since May 2014)
Positions Shire plc •CEO (2008 – 2013) •CFO (1999 – 2008) AstraZeneca •VP, Corporate Finance (1999)
Current Public Company Directorships
Lineage Cell Therapeutics, a clinical stage biotechnology company (December 2014 – present)

Other Public Company Board Experience
Mallinckrodt plc, a commercial-stage pharmaceutical company (August 2014 to June 2022)

TherapeuticsMD, a commercial-stage pharmaceutical company (March 2015 to December 2022)

Key Skills

Julian S. Gangolli
Mr. Gangolli brings extensive commercial development experience to the Board. Mr. Gangolli led GW Pharmaceuticals as President, North America during the buildout of the company’s U.S. commercial infrastructure and spearheaded the launch for its lead therapeutic candidate, Epidiolex® (the first cannabidiol medication approved by the FDA). The commercial success of Epidiole® in the U.S. led to the acquisition of GW Pharmaceuticals by Jazz Pharmaceuticals in 2021. While at Allergan, Mr. Gangolli was a member of the Executive Committee and was responsible for a 1,400-person commercial operation with sales exceeding $3.8 billion in 2014. As a member of Allergan’s Executive Committee, he served on the leadership team that executed a number of strategic licensing and M&A initiatives. In this role he also assisted in the defense of the company from a hostile takeover attempt and the subsequent sale of Allergan to Actavis plc. Mr. Gangolli currently serves as the Chair of the Nominating & Corporate Governance Committee of Krystal Biotech, in addition to serving on its Audit and Compensation Committees, and serves on the Audit and Executive Committees of Outlook Therapeutics.

Mr. Gangolli’s experience navigating complex commercial operations at global, public pharmaceutical companies, including his experience in launching new products and strategic licensing deals, provides valuable insight to the Board and the Company as it aims to build its aesthetic and therapeutic franchises through the recent launch of DAXXIFY. Mr. Gangolli also provides the Board with valuable perspectives and background given the breadth of his experience serving on other public company boards.

Independent Director since 2016 Committee Memberships Audit Committee (member since July 2016) Brand Strategy Committee (member since October 2019)
Positions
GW Pharmaceuticals Inc.
•President, North America (2015 – 2019)

Allergan Inc.
•President, North American Pharmaceuticals Division (2004 – 2015)
•Senior Vice President, U.S. Eye Care (1998 - 2004)

Other Roles at VIVUS, Inc., Syntex Pharmaceuticals, Inc. and Ortho-Cilag Pharmaceuticals Ltd

Current Public Company Directorships
Krystal Biotech, a commercial-stage biotechnology company (March 2019 – present)

Outlook Therapeutics, a late clinical-stage biopharmaceutical company (April 2020 – present)

Other Public Company Board Experience
GW Pharmaceuticals, a commercial-stage biopharmaceutical company (July 2015 – March 2017)

Key Skills

Olivia C. Ware

Ms. Ware brings over 20 years of experience in biotech and pharmaceutical drug development and commercialization. She brings unique perspectives to the Board as she has overseen pharmaceutical drug development at all stages of the process, beginning with late-stage research through drug development and commercialization. Ms. Ware played an integral role in in the launch of several oncology drugs, including Rituxan®, Herceptin® and Avastin®. During her time at Principia Biohparma, Ms. Ware was responsible for the company’s overall portfolio strategy for its three BTKi molecules and also developed and managed the company’s portfolio valuation model to support board decision making with regards to overall portfolio valuation and investment decisions. As the Senior Director of Avastin® marketing at Genentech, Ms. Ware was responsible for all launch marketing activities, during which Avastin® achieved over $1 billion in net sales during the first full year on the market. During her career, Ms. Ware also oversaw the strategic planning and execution activities related to the expansion of the marketed indications for Rituxan®, Herceptin®, Avastin® and Lucentis®.

Ms. Ware’s experience provides the Board with critical insights as the Company continues to make investments in its portfolio of products in order to deliver on its strategy of building valuable aesthetic and therapeutic franchises and growing its market share. The Board values Ms. Ware’s background in successfully launching a variety of therapeutic products as the Company seeks to expand its therapeutic offerings and optimize its aesthetics commercialization.

Independent Director since 2021 Committee Memberships Nominating and Corporate Governance Committee (member since May 2021)
Positions
Principia Biopharma
•Senior Vice President, BTK Franchise (November 2019 – March 2021)

Proetus Digital Health, Inc.
•Senior Vice President (August 2018 – November 2019)

Genentech, Inc.
•Head, Team Leadership Group (March 2007 – January 2010)
•Senior Director, Avastin Marketing (June 2003 – March 2007)
•Director, Herceptin Marketing (February 2001 – June 2003)
•Senior Product Manager, Rituxan Marketing (February 1999 – January 2001)

Current Public Company Directorships
Arcellx, Inc., a clinical-stage biotechnology company (May 2022 – present)

Other Public Company Board Experience
Ambrx Biopharma Inc., a clinical-stage biopharmaceutical company (April 2021 – June 2022)

Key Skills

Mark J. Foley

Mr. Foley has more than thirty years of leadership, commercial, operational, business development and investment experience in healthcare, 14 years of which have been in aesthetics. His prior experience includes ZELTIQ Aesthetics, Inc. (acquired by Allergan Inc.), RWI Ventures, U.S. Surgical Corporation, Guidant Corporation, Devices for Vascular Intervention (acquired by Eli Lilly & Co.), Perclose (acquired by Abbott Laboratories) and Ventrica (acquired by Medtronic PLC). Mr. Foley’s tenure as CEO of ZELTIQ Aesthetics, Inc., a medical device company that developed non-invasive procedures for the reduction of unwanted fat, culminated in the acquisition of the company by Allergan for $2.5 billion in 2017, which created significant value for shareholders. Mr. Foley also has served on a number of other public and private company boards, providing him with relevant and valuable experience as our Board discharges its duties.

We believe Mr. Foley is the right leader to steer the Company into its next phase of growth as the Company seeks to expand its market opportunity due to the breadth of his experience in the aesthetics industry, his prior executive leadership experiences in the healthcare space and due to his track record of delivering stockholder value.

Non- Independent Director since 2019 Independent Director 2017 - 2019
Positions
Revance Therapeutics, Inc.
•Chief Executive Officer (October 2019 – present)

ZELTIQ Aesthetics
•Chairman, President and CEO (2012 – 2017)

RWI Ventures
•Managing Member (2004 – 2018)

Ventrica, Inc.
•Founder, CEO (1998 – 2004)

Current Public Company Directorships
Glaukos Corporation, a commercial-stage medical technology and pharmaceutical company (2015 – present)

Other Public Company Board Experience
SI-BONE, Inc., a commercial-stage medical device company (2019 – 2021)

Key Skills

Christian W. Nolet
Mr. Nolet brings invaluable experience to the Board as he has extensive expertise in operational matters and financial oversight in the life sciences industry. Most recently, Mr. Nolet served as the West Region Life Sciences Industry Leader and a partner at Ernst & Young LLP (“EY”). Prior to EY, Mr. Nolet spent more than twenty years at PricewaterhouseCoopers LLP, where he was a partner and led the North America West Life Sciences Industry Group. In both his professional practice as a CPA and subsequently serving on the boards of numerous public companies, Mr. Nolet has experience in assessing cyber risks and strengthening IT environments against unwanted intrusions. Mr. Nolet has worked with both management teams and outside advisors to help develop initiatives to create cost effective cyber defense controls.

Mr. Nolet’s background provides the Board with a deep understanding of financial, accounting and audit-related issues in the life sciences industry, positioning him not only to serve as Chair of our Audit Committee, but also to ensure those perspectives are incorporated into the Board’s evaluation of important strategic decisions. Mr. Nolet’s CPA experience and service on multiple public company boards strengthens the Board’s capital structure and allocation, financing strategy and financial and cyber risk management expertise.

Independent Director since 2019

Committee Memberships

Audit Committee - Chair (member since July 2019)

Nominating and Corporate Governance Committee (member since May 2021)

Education & Certifications

B.S. in Accounting, San Diego State University

Certified Public Accountant, retired (California)

Positions
Ernst & Young LLP (EY)
•Partner and West Region Life Sciences Industry Leader (2001 – 2019)

PricewaterhouseCoopers LLP
•Partner (1991 – 2001)

Other Experience
California Life Sciences, a life science advocacy organization – Executive Committee and Finance Committee (Treasurer)

Biotechnology Innovation Organization, a biotech trade association – Finance & Investment Committee, Emerging Companies Section

Current Public Company Directorships
Jasper Therapeutics, a clinical-stage biotechnology company (August 2021 – present)

ArriVent Biopharma, a clinical-stage biopharmaceutical company (September 2023 - present)

Other Public Company Board Experience
Viela Bio, Inc., a commercial-stage biotechnology company (August 2019 – March 2021)

PolarityTE, a clinical-stage biotechnology company (March 2020 – January 2023)

Ambrx Biopharma Inc., a clinical-stage biopharmaceutical company (January 2021 – November 2021)

Key Skills

Jill Beraud
Ms. Beraud has over 25 years of extensive marketing, social media and consumer branding experience with multi-billion-dollar brands and start-ups in the apparel and consumer goods industries. Ms. Beraud has held positions at companies such as PepsiCo, Tiffany & Co., Starbucks, Victoria’s Secret and Living Proof where she supported company growth through brand building, consumer marketing and strategic and organizational leadership. During her tenure as CEO of IPPOLITA, a luxury fine jewelry company, Ms. Beraud was responsible for establishing the company’s brand on a worldwide basis. While serving as CEO of Living Proof, a beauty company offering hair and skin products to consumers via retail outlets and aesthetic dermatologist offices, Ms. Beraud led the expansion of the company’s footprint to Europe, Asia-Pacific and Latin America.

Throughout Ms. Beraud’s career she has driven company performance through improving brand recognition and through her leadership of consumer marketing initiatives. As the Company begins to establish its strategy for growing its aesthetics franchise and growing the Revance brand with health care providers and consumers, Ms. Beraud’s consumer branding experience provides critical perspective and insight.

Independent Director since 2019 Committee Memberships Brand Strategy Committee - Chair (member since October 2019) Compensation Committee - Chair (member since May 2021)
Positions
Sh’nnong Beverage Company
•CEO and Co-Founder (2018 – 2021)

IPPOLITA
•CEO (2015 – 2018)

Tiffany & Company
•EVP, Global Retail & E-commerce (2014 – 2015)

Living Proof, Inc.
•CEO (2011 – 2014)

PepsiCo
•President, Starbucks/Lipton Joint Ventures & Chief Marketing Officer, Americas Beverages (2009 – 2011)
•Global Chief Marketing Officer (2008 – 2009)

Limited Brands
•Victoria’s Secret, EVP/Chief Marketing Officer (2007 – 2008)
•EVP/COO Marketing (2005 – 2007)
•EVP Marketing, Victoria’s Secret Stores (1995 – 2005)

Current Public Company Directorships
Levi Strauss & Co., a brand-name apparel company (2013 – present)

Key Skills

Carey O’Connor Kolaja
Ms. Kolaja has over 25 years of executive experience in the payments, cybersecurity and financial services industries. Ms. Kolaja currently serves as the CEO of Versapay, an accounts receivable software provider, and she previously served as the CEO of AU10TIX, an automated identity intelligence and cyber fraud prevention company. Ms. Kolaja also held senior roles at Citi Fintech and PayPal where she led international teams to design, deploy and operate global fintech and payments products.

Ms. Kolaja brings to the Board a deep understanding of global cybersecurity and privacy regulations, such as Know Your Customer, Know Your Business, General Data Protection Regulation (GDPR) and the California Consumer Privacy Act (CCPA). As the CEO of AU10TIX, Ms. Kolaja led the development of the company’s serial fraud monitor, an advanced neural network-powered fraud and risk detection network designed to combat coordinated traffic-level attacks. During her time at Citi Fintech, Ms. Kolaja was instrumental in loss prevention initiatives through account monitoring, fraud management and innovative protection methods. Further, during her time at PayPal, Ms. Kolaja pioneered real-time risk detection and transaction-based decision making capabilities, setting new standards in financial security technology. Lastly, Ms. Kolaja delivered a TED Talk in 2014 highlighting the future of data usage in global safety and cybersecurity, showcasing a commitment to using data for a safer world.

Ms. Kolaja’s background in cybersecurity and digital technology provides valuable experience to the Board and the Audit Committee on the risks the Company faces as it develops its own services and solutions offerings, and operates in an increasingly digital world. Ms. Kolaja’s experience as a CEO and senior leader of multiple global companies offers the Board unique perspectives on talent management, strategic planning, business transformation and international strategy.

Independent Director since 2021 Committee Memberships Audit Committee (member since May 2023) Brand Strategy Committee (member since May 2021)
Positions
Versapay
•CEO and Board Member (March 2023 – present)

AU10TIX
•CEO (October 2020 – October 2022)
•President and COO (May 2019 – October 2020)

Citi Fintech, Citigroup Inc.
•Global Chief Product Officer (November 2015 – April 2019)

PayPal Holdings, Inc.
•Various Positions (2003 – 2015)

Other Board Experience
NEOLOGY INC., a global technology company (March 2019 – March 2023)

Key Skills

Vlad Coric, M.D.
Dr. Coric brings extensive drug discovery, clinical development and leadership experience to the Board, underscored by his time as the CEO of Biohaven since 2015. While at Biohaven, Dr. Coric led the company through its first FDA approval and the launch of Nurtec® ODT (rimegepant; CGRP receptor antagonist), a medication to treat migraine attacks and prevent episodic migraine in adults, an indication currently being explored by the Company for DAXXIFY. As Biohaven’s CEO, Dr. Coric also secured approval for Nurtec ODT in Europe and other major markets, filed a new drug application for a second drug candidate, and oversaw the acquisition of Biohaven by Pfizer in May of 2022 for $13 billion in total consideration, which created significant shareholder value. Dr. Coric has also been involved in multiple other drug development programs, including Abilify® (aripiprazole; partial dopamine agonist), Opdivo® (nivolumab; anti-PD1), Yervoy® (Ipilimumab; anti-CTLA-4), Daklinza® (daclatasvir; NS5A inhibitor), and Sunvepra® (asunaprevir; NS3 inhibitor).

Dr. Coric’s experience in discovering, developing and commercializing therapies that address unmet medical needs enables him to provide the Board with invaluable guidance as the Company launches its therapeutics franchise with DAXXIFY for cervical dystonia and other potential future therapeutic indications, such as migraine. The Board also values Dr. Coric’s experience and insights as a leader of a company that has successfully implemented a digital-centric operating and commercial model, and that has expanded into international markets through subsidiaries in Ireland and Asia-Pacific.

Independent Director since 2023 Committee Memberships Compensation Committee (member since May 2023)
Positions
Biohaven Limited (formerly Biohaven Pharmaceutical Holding Company Limited)
•CEO and Chairman, Board of Directors (October 2015 – present)

Yale School of Medicine
•Associate Clinical Professor (December 2006 – present)
•Assistant Clinical Professor (July 2001 – December 2006)

Bristol-Myers Squibb
•Group Director, Global Clinical Research (January 2007 – September 2015)

Current Public Company Directorships
Biohaven Limited, a clinical-stage biopharmaceutical company (2015 - present)

Other Board Experience
Veradermics, a clinical-stage medical dermatology company

Vita Therapeutics, a clinical-stage biotechnology company

Pyramid Biosciences, a clinical-stage oncology company

Key Skills

BOARD MATTERS
Independence of the Board
As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors on at least an annual basis. The Board consults with the Company's legal department to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the pertinent listing standards of Nasdaq, as in effect from time to time. Consistent with these considerations, after review of all relevant identified transactions and relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of our directors, including our 2024 director nominees, except for Mr. Foley, our CEO, are “independent directors” within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company that would compromise their ability to exercise independent judgment.
Board Leadership Structure
Our Board has an independent chair (the “Board Chair”), Mr. Russell, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and CEO reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe that having an independent Board Chair can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
We believe risk oversight is fundamental to our strategy to deliver sustainable, long-term value to our stockholders. While management is responsible for the day-to-day management of the material risks we face, our Board maintains ultimate responsibility for the oversight of risk. Our Board, along with its committees monitor and assess our risk exposure, including a determination of the nature and level of risk appropriate for the Company and ensuring risks are appropriately addressed and mitigated. The matrix below provides an overview of the key areas of risk oversight by our Board and committees. Our Audit, Brand Strategy, Compensation and Nominating and Corporate Governance committees are standing committees of the Board.

Areas of Board and Committee Risk Oversight

Areas of Focus	Audit	Brand Strategy	Compensation	Nominating and Corporate Governance	Board
Accounting and Financial Reporting	X				X
Audit Matters	X				X
Cybersecurity	X				X
Enterprise Risk Management	X				X
Investments & Investment Guidelines	X				X
Related Person Transactions	X				X
Customer and Consumer Reputational Risk		X			X

Areas of Focus	Audit	Brand Strategy	Compensation	Nominating and Corporate Governance	Board
Commercialization and Marketing Risks		X			X
Services & Solutions Innovation		X			X
Incentive Plans			X		X
Diversity, Equity and Inclusion strategy			X	X	X
Executive Compensation Practices			X		X
Human Capital Management			X		X
Executive Officer Succession Planning			X	X	X
Corporate Governance				X	X
Board Evaluation				X	X
Board Succession Planning				X	X
ESG				X	X
Stockholder Concerns				X	X
Business Strategy					X
Financing Strategy					X

Our Board oversight of risk is informed by updates from management team members responsible for oversight of particular risk areas, which typically occurs quarterly, but may occur more often as business developments dictate.

Cybersecurity and Information Security Risk

We recognize the importance of information security, cyber readiness, and data privacy protections to our business and reputation. While management has general responsibility for implementation of our information technology, cybersecurity, and policies, standards and practices, including vigilance, deployment and use of system safeguards, employee training and incident response and recovery planning, the Board and Audit Committee are actively engaged in the oversight of our information security program. The Board’s oversight of cybersecurity risk management is supported by the Audit Committee, which regularly interacts with the company’s Chief Financial Officer (“CFO”), the Company’s VP of Information Technology, other members of management and the Company's external Chief Information Security Officer.

Board Cybersecurity Expertise

Ms. Kolaja, who is an expert in data and asset protection through the use of technology and has had key information security responsibilities on a global scale in connection with product development over the last twenty years, became a member of the Audit Committee in 2023. See “Directors” for further information on Ms. Kolaja’s cybersecurity experience.

Board and Audit Committee Oversight

The Board and the Audit Committee each receive regular presentations and reports on cybersecurity risks, which address a wide range of topics including, for example, recent developments, evolving standards, vulnerability assessments, third-party and independent reviews, the threat environment, technological trends and information security considerations arising with respect to the Company’s peers and third parties. The Audit Committee also receives prompt and timely information regarding any cybersecurity incident that meets preestablished factors, as well as ongoing updates regarding such incident until it has been resolved. Cybersecurity events that meet specified criteria are also escalated to the Disclosure Committee. At least once each year, the Audit Committee holds a meeting dedicated to cybersecurity matters, in addition to receiving quarterly updates on cybersecurity matters at regularly scheduled Audit Committee meetings. On at least an annual basis, Company management presents to the Board on the Company's approach to cybersecurity risk management.

Management Oversight

The Company’s VP of Information Technology is the member of the Company’s management that is principally responsible for overseeing the Company’s cybersecurity risk management program, whose team is responsible for leading company-wide cybersecurity strategy, policy, and processes while reporting directly to the Company's CFO. The VP of Information Technology has over twenty years of technology experience, during which his responsibilities have included technology operations, third-party assessments and risk management. The Company’s VP of Information Technology works closely with an external Chief Information Security Officer to provide valuable perspectives and industry insights into evaluating cybersecurity threats. The Chief Information Security Officer has over twenty-five years of experience in cross-vertical security, software, and systems engineering. The Company’s VP of Information Technology also partners with other business leaders across the Company, including legal and enterprise risk & commercial compliance.

Incident Response and Recovery Planning
The Company has established a Core Incident Response Team, which is comprised of the VP of Information Technology and members of the cybersecurity, legal and enterprise risk & commercial compliance teams. The Core Incident Response Team works with other members of the Company’s management and collaboratively across the Company to promptly respond to cybersecurity incidents in accordance with the Company’s incident response and recovery plans. Through the ongoing communications from these teams, the Core Incident Response Team, along with the CFO, monitors the prevention, detection, mitigation and remediation of cybersecurity incidents in real time. Cybersecurity events that meet specified criteria are escalated for further review by the Audit Committee and/or the Disclosure Committee. The Disclosure Committee assesses and determines materiality based on the information provided by the Incident Response Team and makes recommendations to the CFO regarding disclosure. The Company also maintains cybersecurity insurance coverage to supplement our cybersecurity program given the complex and evolving nature of cyber threats.
Data Governance Committee

In 2023, the Company conducted a third-party data governance assessment. Following the completion of this assessment, in March 2024, the Company established a data governance program which is designed to ensure that the Company’s data assets are of high quality, secure, compliant and aligned with the Company’s strategic goals and values. The program is led by the Data Governance Steering Committee, which is sponsored by the CFO and Chief Legal Officer & General Counsel (“CLO”). It is comprised of the VP of Information Technology and cross-functional senior leaders from cybersecurity, legal, enterprise risk and commercial compliance, commercial and operations. The Data Governance Steering Committee will present to the Audit Committee updates on its project roadmap and status of key initiatives.

Meetings of the Board
The Board met seven times during 2023. All directors, except Dr. Vlad Coric, attended at least 75% of the Board and committee meetings of the committees on which he/she served during fiscal year 2023.

Information Regarding Committees of the Board
The Board had an established Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Brand Strategy Committee during the year ended December 31, 2023. The following table provides membership information for each of the Board committees as of December 31, 2023 and the number of meetings held by each committee during 2023:

Name[1]	Audit	Compensation	Nominating and Corporate Governance	Brand Strategy
Jill Beraud		X		X
Vlad Coric, M.D.		X
Julian S. Gangolli	X			X
Chris Nolet	X		X
Carey O'Connor Kolaja	X			X
Angus C. Russell		X	X
Olivia C. Ware			X
Meetings	7	5	4	3

Boxes including a bold X indicate committee chairperson.
1 Dr. Philip Vickers was a member of the Audit Committee of the Board until his retirement on May 3, 2023.
Below is a description of each of the standing committees of the Board in 2023.
Audit Committee
The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of our consolidated financial statements. The principal duties and responsibilities of our Audit Committee include:
•appointing and retaining an independent registered public accounting firm to serve as independent auditor to audit our consolidated financial statements, overseeing the independent auditor’s work and determining the independent auditor’s compensation;
•approving in advance all audit services and non-audit services to be provided to us by our independent auditor;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
•reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor’s review of our quarterly condensed consolidated financial statements;
•conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices;
•establishing appropriate insurance coverage for the Company’s directors and officers;
•reviewing and discussing with management and, as appropriate, the independent auditor, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures;
•assessing the adequacy and effectiveness of the Company’s information security policies and practices and the internal controls regarding information security, including those concerning data privacy, cybersecurity, backup of information systems and compliance with PCI DSS (which will no longer be applicable following the full shut down of the Fintech Platform);
•reviewing and overseeing any material cybersecurity incidents and data breaches and the Company’s plans to mitigate cybersecurity risks; and

•reviewing and assessing, annually, the performance of the Audit Committee and the adequacy of its charter.

The Audit Committee is currently composed of three directors: Mr. Nolet, Mr. Gangolli and Ms. Kolaja, with Mr. Nolet serving as chair of the committee. Dr. Philip Vickers was a member of the Audit Committee until his retirement from the Board effective May 3, 2023. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.revance.com.

Our Board has determined that all current members of our Audit Committee satisfy the independence requirements under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Nolet is an “audit committee financial expert” within the meaning of the SEC regulations. Our Board has determined that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with, the applicable requirements of the Nasdaq listing rules and SEC rules and regulations. We intend to continue to evaluate the requirements applicable to us and comply with future requirements to the extent that they become applicable to our Audit Committee.
Report of the Audit Committee of the Board*
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2023 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024.
The foregoing report has been furnished by the Audit Committee.
Mr. Chris Nolet
Mr. Julian S. Gangolli
Ms. Carey O’Connor Kolaja
*The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee acts on behalf of the Board to review, recommend for adoption and oversee our compensation strategy, policies, plans and programs, including:
•establishment of corporate and individual performance objectives relevant to the compensation of our executive officers and other senior management and evaluation of performance in light of these stated objectives;
•review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our CEO and other executive officers;
•administration of our equity compensation plans, deferred compensation plans and other similar plans and programs;
•assisting the Board in its oversight of the development, implementation and effectiveness of the Company’s policies and strategies relating to its human capital management function, including, but not limited to, those policies and strategies regarding recruiting, retention, career development and progression, diversity and employment practices;

•reviewing and recommending to the Board compensation paid to the non-employee directors for their Board and Board committee service;
•overseeing engagement with stockholders and proxy advisory firms on executive compensation matters; and
•reviewing and assessing, annually, the performance of the Compensation Committee and the adequacy of its charter.
The Compensation Committee is currently composed of three directors: Ms. Beraud, Dr. Coric and Mr. Russell, with Ms. Beraud serving as chair of the committee. Ms. Kolaja served as a member of the Compensation Committee for a portion of 2023, serving until the 2023 Annual Meeting, held May 3, 2023. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at www.revance.com.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is developed by the chair of the Compensation Committee. The Compensation Committee meets regularly in executive session. In addition, members of management and other employees as well as outside advisors or consultants are regularly invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. See "Executive Compensation—Compensation Discussion and Analysis” for further information. The CEO may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of CEO, senior executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any advisor be independent.
The Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. The Compensation Committee requested that FW Cook:
•evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and
•assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
In addition, as part of its engagement, our Compensation Committee requested that FW Cook develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Although our Board and Compensation Committee consider the advice and recommendations of FW Cook as it relates to our executive compensation program, the Board and Compensation Committee ultimately make their own decisions about these matters. See “Executive Compensation—Compensation Discussion and Analysis” for further information.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee makes recommendations regarding corporate governance, the composition of our Board, identification, evaluation and nomination of director candidates and the structure and composition of committees of our Board and has oversight responsibility for ESG matters. The Nominating and Corporate Governance Committee has the following responsibilities, among other things, as set forth in the Nominating and Corporate Governance Committee’s charter:

•identifying, evaluating, nominating and recommending individuals for membership on our Board;
•reviewing and evaluating director performance on our Board and its applicable committees, and recommending to our Board and management areas for improvement;
•reviewing and recommending to our Board any amendments to our corporate governance policies;
•overseeing and recommending to the Board the Company’s corporate social responsibility and sustainability (ESG) initiatives, policies and procedures;
•reviewing and recommending to the Board the selection of the chair and membership of each Board committee;
•overseeing and reviewing our processes and procedures to provide information to our Board and its committees;
•reviewing annually with the CEO and other key members of management plans for succession to the offices of our executive officers and recommending to the Board the selection of individuals to succeed to these positions; and
•reviewing and assessing, annually, the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.
The Nominating and Corporate Governance Committee is currently composed of three directors: Mr. Russell, Mr. Nolet and Ms. Ware, with Mr. Russell serving as the chair of the committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at www.revance.com.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. The Board believes that diversity of viewpoints, background, experience and other characteristics, such as race, gender, ethnicity, sexual orientation, culture and nationality, are an important part of its makeup, and it actively seeks these characteristics in identifying director candidates. See “Proxy Summary—Information About Directors—Director Backgrounds, Experience and Diversity” for a description of key skills, experience, and attributes that we consider important in light of our current business and structure and that our directors bring to our boardroom. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The committee also will also consider the results of the Board’s and each committee’s self-evaluation, conducted annually on a group and individual basis.
In the case of new director candidates, the Nominating and Corporate Governance Committee uses its network of contacts and of the Board and management to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, and applicable SEC rules and regulations. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Revance Therapeutics, Inc., 1222 Demonbreun Street, Suite 2000, Nashville, Tennessee, 37203, not later than November 21, 2024, to be considered for inclusion in next year’s proxy materials, and not later than January 31, 2025, nor earlier than January 1, 2025, to be considered timely for purposes of the advance notice provisions set forth in the Company’s bylaws. Submissions must include the name, age, business address and residence address of such nominee and the reasons for nomination, the principal occupation or employment of such nominee and a description of the qualifications & business or professional experience of such nominee, the class and number of shares of each class of our capital stock or other securities which are owned of record and beneficially by such nominee, the date or dates on which such shares were acquired and the investment intent of such acquisition, a statement of whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or reelection at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board and such other information requirements set forth in the Company's bylaws, including information required to be disclosed pursuant to Regulation 14A and Rule 14a-19 under the Exchange Act. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected and an agreement to comply with all of the Company’s publicly available applicable policies and guidelines, and disclose information required by the Exchange Act. The submission must also provide reasonable evidence that Rule 14a-19(a)(3) under the Exchange Act has been satisfied, and a completed and signed questionnaire with respect to the background and qualifications of such nominee, and such other representations and agreements required by the bylaws.
Brand Strategy Committee
The principal duties and responsibilities of our Brand Strategy Committee include:
•reviewing and advising the Board on overall strategy, direction and effectiveness of our brand and marketing plans and strategies and its role in achieving our long-term goals and objectives;
•identifying and providing the Board with the committee’s views on marketing and branding developments and trends that are relevant to the Company and in alignment with the Company’s strategy and success of the commercialization of the Company’s products and services;
•assessing and advising the Board, from time to time, on the committee’s view of the quality, expertise recruitment and retention of sales and marketing personnel in our commercial organization;
•advising the Board with respect to collaborations with physicians and influencers, and participation in other programs to enhance the Company’s value proposition and visibility of its products and services in the marketplace; and
•reviewing and assessing, annually, the performance of the committee and, periodically, the adequacy of its charter.
The Brand Strategy Committee is currently composed of three directors: Ms. Beraud, Mr. Gangolli and Ms. Kolaja, with Ms. Beraud serving as chair of the committee. The Board has adopted a written Brand Strategy Committee charter that is available to stockholders on our website at www.revance.com.

CORPORATE GOVERNANCE
The Board, as well as management, is committed to responsible corporate governance to ensure that we are managed for the benefit of our stockholders. To that end, the Board and management regularly review and update our corporate governance policies and practices, as appropriate and based on feedback received during stockholder engagement and, when required, make changes to such policies and practices as mandated by the Sarbanes-Oxley Act of 2022, the Dodd-Frank Act, other SEC rules and regulations and the Nasdaq listing standards.
Stockholder Engagement
We believe that regular and transparent engagement with our investors on topics such as ESG, corporate governance and executive compensation is important and promotes long-term value for our stakeholders.
At our 2023 Annual Meeting of Stockholders, we held our fifth “say on pay” advisory vote. Our stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in our 2023 proxy statement. The proposal was supported by approximately 97% of the total votes cast. In 2023, we reached out to holders of approximately 72% of our outstanding common stock, excluding shares held by directors and executive officers. From November 2023 to January 2024, members of our executive management team and the Chairman of our Board held informative discussions with stockholders representing approximately 30% of our outstanding common stock as of October 31, 2023, excluding shares held by directors and executive officers. Stockholder feedback is regularly reviewed by the Compensation Committee, the Nominating and Corporate Governance Committee and the management team.
We engage with our stockholders at least annually on topics including executive compensation, board composition, structure and oversight, human capital management and ESG as part of our efforts to align corporate governance with stockholder interests. Our Compensation and Nominating and Corporate Governance Committees evaluate our executive compensation program and corporate governance programs, respectively, with a focus on our transforming business needs and our stockholders’ views.
We continued to refine our executive compensation program and related disclosures, with emphasis on increasing the amount of pay tied directly to Company performance. Please see “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Policies and Practices—Results of 2023 Say-on-Pay Vote, Stockholder Outreach and Response” for additional information. In response to stockholder feedback and to provide greater transparency on our corporate governance program, the Proxy Statement includes expanded disclosures related to how the skill set of our Board is pertinent to our business strategy (please see “Directors”), Board risk oversight (please see “Board Matters—Role of the Board in Risk Oversight”), Board evaluation process (please see “Corporate Governance—Stockholder Engagement—Annual Board and Committee Self Evaluations”), cybersecurity expertise (please see “Directors” and “Board Matters—Role of the Board in Risk Oversight—Board Cybersecurity Expertise”), details on our annual evaluation of declassifying the Board, and plans to remove the evergreen provision in our future equity incentive plan (please see “Proxy Summary — Executive Compensation Highlights”). Further, in response to stockholders’ feedback on our sustainability initiatives, we issued our second ESG report in 2023, which includes the results of our first materiality assessment, along with expanded disclosures on corporate governance and human capital management. Please see “ESG” for additional information.
The Company’s stockholders may communicate with the Board or any of its directors, through the “Contact Revance” page on our website at www.revance.com. These communications will be received and reviewed by our CLO, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with the Company’s Whistleblower Policy are sent directly to the Chair of the Audit Committee and our CLO.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to ensure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board follows with respect to board composition and selection, board responsibilities, board meetings and involvement of senior management, CEO performance evaluation and succession planning and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.revance.com.

Director Tenure
The Board considers the historical and institutional knowledge that longer-tenured directors possess to be important to an appropriately balanced Board. Directors who have served on the Board for an extended period of time are able to provide continuity and valuable insight into the Company, its operations and prospects based on their experience with, and understanding of the Company’s history, policies and objectives. The Board also appreciates the value of thoughtful Board refreshment and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In light of the value the Board places on having a mix of long and short tenured directors, the Board adopted a director tenure policy. The Board does not believe it should limit the number of terms for which an individual may serve as a director. However, directors reaching 12 years of service will be evaluated by the full Board with the expectation of stepping down. In certain circumstances, a majority vote of the independent directors, can be used to extend the service of a 12-year term director. If a 12-year director’s service is extended, they will be evaluated annually with the expectation that they will step down unless a majority vote of independent directors extends their service for another year. Board members that step down will continue to provide service until a suitable replacement is found by the Nominating and Corporate Governance Committee and fully ratified by the Board. The Board has re-nominated Mr. Russell for a three-year term with the expectation that he step down when he reaches 12 years of service in 2026, consistent with this policy. The Board will evaluate at that time whether to extend his service.

Five of our eight continuing directors were newly nominated and appointed to the Board from 2019-2023. If each independent director nominee is elected to the Board, after the Annual Meeting, our independent directors will have served an average of just under four years on the Board. Overall, our Board, including both independent and employee directors will have an average tenure of over four and a half years. We believe the composition of our Board reflects a diversity of perspectives and is aligned with the strategic direction of the Company.
Director Commitments
Our Board believes that all members of the Board must have sufficient time to devote the necessary attention to his or her Board duties. As a result, our Corporate Governance Guidelines limit the total number of public company boards that a director may serve on as set forth below. The Board may approve service on additional boards in certain circumstances.
•a director who is not a public company chief executive officer: four total public company boards, including our Board;
•a director who serves as a chief executive officer of a public company: two total public company boards, including our Board, in addition to their employer's board; and
•a director who serves on the Audit Committee: three public company audit committees, including our Audit Committee, unless the audit committee member is a retired certified public accountant, chief financial officer or controller.
All of our directors are currently in compliance with our policy.
Annual Board and Committee Self-Evaluations
Our Corporate Governance Guidelines require that the Nominating and Corporate Governance Committee annually review, discuss and assess the performance of the Board, including Board committees, and each committee charter requires annual committee assessments.
Mr. Russell, the independent Board Chair, leads the evaluation process in conjunction with our external legal advisors. Our external legal advisors prepare questionnaires that are completed anonymously by each director in their capacities as Board members and Board Committee members. Following receipt of the questionnaire results, our external legal advisors prepare summaries analyzing the feedback received both quantitatively and qualitatively, and provide that feedback to Mr. Russell on an anonymous basis. Mr. Russell reviews the feedback with the Nominating and Corporate Governance Committee and the Board and identifies any themes or issues that have emerged and recommends proposed changes, as appropriate, to the governance structure, process and/or policies at the following regular meeting of the Board.

The questionnaires seek feedback from the Board and the members of each committee on the following topics, both qualitatively and quantitatively, among others:
•the Board’s oversight role;
•corporate strategy and measurable progress of the Company;
•the effectiveness of the Board and committees’ review of the responsibilities within their areas of oversight;
•the topics, focus areas and agenda items for Board and committee meetings;
•Board and committee governance structure and independence;
•Board and committee composition;
•the evaluation process for new directors and leadership;
•the division of responsibility between the Board and committees;
•communication and relationships between the Board and management;
•the Board’s access to independent advisors, resources and members of management; and
•the operation, functioning and administration of the Board and its committees.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all officers, directors, employees and consultants. The Code of Conduct addresses, among other things, ethical principles, insider trading, conflicts of interest, compliance with laws, financial integrity and public reporting, fair dealing, gifts and entertainment, proper use of Company assets and confidentiality.
The Code of Conduct is available on our website at www.revance.com. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will disclose the nature of the amendment on our website, by filing a current report on Form 8-K with the SEC within four business days of such amendment, or in a manner otherwise permitted by applicable law.
Committee Charters
See “Board Matters—Information Regarding Committees of the Board” for a description of the Board’s delegation of authority and responsibilities to the five standing committees.
Insider Trading and Hedging Policy
As part of our Insider Trading and Trading Window Policy (“Insider Trading Policy”), we require that our executive officers, directors and certain designated employees limit their transactions in our stock to defined time periods, subject to certain exceptions. We also require that executive officers, directors and certain designated employees notify, and receive approval from, a Company clearing officer prior to engaging in transactions in our stock and observe other restrictions designed to minimize the risk of apparent or actual insider trading. These restrictions apply to any entities or family members whose trading activities are controlled or influenced by such executive officer, director or employee.
Further, our Insider Trading Policy prohibits our directors and employees, including our executive officers, from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our stock at any time.

Relatedly, we adopted a 10b5-1 Trading Plan Policy, effective March 1, 2023, applicable to any directors, officers, employees and consultants of the Company governing any insider trading plans intended to rely on the affirmative defense against insider trading liability in accordance with Rule 10b5-1 under the Exchange Act. Under the policy, a person may enter into a Rule 10b5-1 Trading Plan only during an open trading window or other suspension of an applicable blackout period when both (1) purchases and sales by the applicable insider are otherwise permitted pursuant to our Insider Trading and Trading Window Policy and (2) when such person does not possess any material, nonpublic information. Pursuant to Rule 10b5-1, the applicable insider is subject to certain “cooling off” periods when plans are entered into, modified or terminated.

The disclosure under the caption “Insider Trading and Hedging Policy” is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Stock Ownership Guidelines
See “Executive Compensation—Compensation Discussion and Analysis—Other Features of our Executive Compensation Program—Agreements with our NEOs—Stock Ownership Guidelines” for a description of our stock ownership guidelines.

ESG
As our business matures and grows, we are focused on strategies that create long-term, sustainable value for our stakeholders. An important component of these efforts is our commitment to the ongoing refinement of our ESG framework to better align with our corporate strategy and values.

The Nominating and Corporate Governance Committee oversees Revance’s ESG strategy and initiatives. In addition, the Company’s ESG Steering Committee, which is comprised of leadership across key business units including investor relations, communications, legal, finance and accounting, manufacturing and supply chain, human resources, and enterprise risk management and compliance, leads the planning and execution of the company’s ESG program. ESG is discussed with the Nominating and Governance Committee on a quarterly basis.

We have continued to advance our program and refine our ESG framework. Our ESG strategy is centered on three pillars:

•Innovation and Access: We are committed to setting new standards for patient care and physician experience, while simultaneously helping to optimize the overall healthcare system. The cornerstone of this effort is delivering innovation to address the unmet needs of consumers, patients and healthcare professionals in addition to providing pharmacoeconomic benefits with our portfolio of Products.

•Strong Workplace Culture: We aspire to attract and retain a diverse and highly skilled workforce to foster a culture of innovation. Through our efforts to ensure diversity, inclusivity and belonging, we hope to unlock the tremendous potential of our team and its impact on the communities in which we serve.

•Responsible Business: We seek to build trust with our stakeholders and identify and mitigate risks to the Company by implementing strong corporate governance practices and utilizing clear and actionable policies to support product quality and safety and minimize our environmental footprint where possible.

Our 2022 ESG Report, published in March 2023, reflects our focus on these pillars. It also detailed the results of our first materiality assessment and progress across the environmental, social, and governance issues it identified. The materiality assessment was developed in response to stockholder feedback, and was led by our ESG Steering Committee, with oversight from the Nominating and Corporate Governance Committee. The assessment enabled us to understand the priority level of various ESG matters to the Company and its stakeholders. Further, we continue to conduct annual stockholder engagement to receive feedback on corporate governance and ESG matters.

The table below outlines a summary of the results of our materiality assessment that were assigned priority by our executive management team and ESG Steering Committee and our efforts to address them. All ESG priority items identified relate to Social and Governance matters. For additional information, please refer to our 2022 ESG Report, which is found on the Corporate Governance page of our company website.

ESG Priorities	2023 Progress
Social
Cybersecurity
Initiatives- We have reinforced our data privacy and cybersecurity program through the completion of a privacy assessment and data governance assessment, which led to the establishment of the data governance committee. Our full Board and our Audit Committee are briefed on cyber security matters at least annually and quarterly, respectively, with at least one Audit Committee meeting dedicated to cybersecurity matters annually.

Disclosure - We have also enhanced our disclosure related to the cybersecurity expertise of the Board and how the Company manages cybersecurity risk.

Human Capital
Initiatives - We are committed to creating an engaging, inclusive, and diverse workplace as we seek to attract and retain the human capital necessary to remain at the forefront of innovation. In 2023, we tied a portion of our annual corporate goals, to which a portion of our corporate and executive bonuses are based, to the achievement of people goals, which related to diversity and inclusion and employee engagement and development. We have recently expanded employee resource groups, diverse hiring initiatives, and continued our focus on leadership development. Our people and culture initiatives enabled us to meet 100% of corporate people goals for the third consecutive year.

Product Quality & Safety
Disclosure - Revance requires adherence to all applicable federal regulations as outlined by the FDA, and we have enhanced our disclosures on how we ensure product quality and safety in the manufacturing of DAXXIFY in our 2022 ESG Report, published in March 2023.

Governance
Corporate Governance
Disclosure - This year, we expanded our disclosure of the Board’s role in risk oversight and the Board evaluation process, and added disclosure regarding the Board’s evaluation of board structure related to our staggered board. In addition, we have enhanced director biographies to better highlight their diverse skillsets and how their skills and experience align with our business strategy.

Executive Compensation
Initiatives - We have made meaningful progress in enhancing executive compensation and strengthening our corporate governance to align with stockholder interests. In 2024, we continued to design our executive compensation program to emphasize performance by designing our CEO’s annual equity award to be 100% in the form of PSUs.

Manufacturing & Supply Chain
Initiatives - Secured FDA approval in March 2023 of our PAS for ABPS, Revance’s fill-finish contract manufacturer, mitigating risks related to our supply chain by diversifying the manufacturing of our drug product and expanding manufacturing capacity to support commercial growth. Further, Revance continues to make progress further diversifying its supply chain with contract manufacturer PCI Pharma Services, which, with FDA approval anticipated in 2025, will support the long-term supply chain strategy for DAXXIFY.

NON-EMPLOYEE DIRECTOR COMPENSATION
2023 Non-Employee Director Compensation Policy
Our non-employee director compensation policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
Under our non-employee director compensation policy, we pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. The Board Chair and chair of each committee receives an additional retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our Board.
Our non-employee director compensation policy provides for an initial grant of options to purchase shares of our common stock and restricted stock awards (“RSAs”) to new directors upon their joining the Board. In addition, on the date of each annual meeting of stockholders, each then-serving non-employee director receives a grant of options to purchase shares of our common stock and RSAs.
Our Board reviews our non-employee director compensation policy at least annually and considers market data provided by our independent compensation consultant as a reference point when making adjustments to our annual compensation levels for our non-employee directors. Our non-employee director compensation policy is described below. We did not make any changes to our non-employee director compensation policy for 2023.

Cash Compensation
The following table describes the annual cash compensation applicable to each role performed by non-employee directors as outlined in our non-employee director compensation policy in effect for the fiscal year ended December 31, 2023.

	2023
	Member Annual Service Retainer	Committee Chair Annual Service Retainer
Board of Directors	$50,000	$36,000
Audit Committee	$10,000	$20,000
Compensation Committee	$7,500	$15,000
Nominating and Corporate Governance Committee	$7,500	$15,000
Brand Strategy Committee	$7,500	$15,000
Equity Compensation
Our non-employee director compensation policy provides that (i) the initial equity grant for new Board members shall consist of 50% stock options and 50% RSAs, with the total value of the equity grant equal to $350,000 and (ii) the annual equity grant for then-serving non-employee directors at each annual meeting of stockholders shall consist of 50% stock options and 50% RSAs, with the total value of the equity grant equal to $225,000, pro-rated for then-serving non-employee directors who have served on the Board for less than a full year. The exercise price of these options will equal the fair market value of our common stock on the date of grant, and these options will vest on the one-year anniversary of the grant date, subject to the director’s continued service as a director. The RSAs granted pursuant to the non-employee director compensation policy will vest on the one year anniversary of the grant date, subject to the director’s continued service as a director.
The number of shares underlying each RSA is determined by dividing the equity grant date value by the thirty-day trailing average closing stock price of our common stock as of the date of grant and, in the case of options, by applying a Black-Scholes option pricing model using the same historical average closing price. The Compensation Committee used a historical average closing market price to determine the number of shares subject to each RSA and option, rather than a single day stock price on the date of grant, in order to provide a more stabilized stock value less susceptible to potential swings in the market. The Compensation Committee understands that using a historical average stock price can result in the ultimate grant date value of an award as required to be reported in the Director

Compensation Table under Accounting Standards Codification (“ASC”) 718 being higher or lower than the equity grant value, but has considered, in consultation with its independent compensation consultant and determined that the process described above is the most appropriate for us at this time.
Expense Reimbursement
Directors have been and will continue to be reimbursed for expenses directly related to their activities as directors, including attendance at board and committee meetings. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws.
2023 Director Compensation Table
The compensation provided to our non-employee directors for the year ended December 31, 2023 is enumerated in the table below. The table excludes Mark J. Foley, our CEO, who served as an executive officer in 2023. Mr. Foley received no compensation for serving as a director in 2023. The table includes Dr. Philip Vickers, who served as a director up until the 2023 annual stockholders’ meeting.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)		Total ($)
Jill Beraud	$80,000	$118,778	$118,755	(2)	$317,533
Vlad Coric, M.D.	$46,820	$187,335	$187,335	(3)	$421,490
Julian S. Gangolli	$67,500	$118,778	$118,755	(4)	$305,033
Carey O’Connor Kolaja	$66,650	$118,778	$118,755	(5)	$304,183
Chris Nolet	$77,500	$118,778	$118,755	(6)	$315,033
Angus C. Russell	$108,500	$118,778	$118,755	(7)	$346,033
Philip J. Vickers, Ph.D.	$30,000	$—	$—	(8)	$30,000
Olivia C. Ware	$57,500	$118,778	$118,755	(9)	$295,033

(1)The dollar amounts in this column represent the grant date fair value of the stock options and RSAs granted during 2023. These amounts have been calculated in accordance with ASC 718, Compensation – Stock Compensation, and, with respect to stock options, using the Black-Scholes option-pricing model. For a discussion of valuation assumptions, see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 28, 2024 (the “FY2023 10-K”). These amounts do not necessarily correspond to the actual value that may be recognized from the stock options and RSAs by the applicable directors.
(2)As of December 31, 2023, Ms. Beraud held options to purchase 54,222 shares of our common stock and 3,534 shares of common stock underlying RSAs.
(3)The dollar amount represents Dr. Coric’s initial equity grant as a new Board member of $350,000 and his annual equity grant, which was pro-rated for the number of months he served until the 2023 Annual Meeting of Stockholders. As of December 31, 2023, Dr. Coric held options to purchase 9,562 shares of our common stock and 5,784 shares of common stock underlying RSAs.
(4)As of December 31, 2023, Mr. Gangolli held options to purchase 75,222 shares of our common stock and RSAs of 3,534 shares of common stock underlying RSAs.
(5)As of December 31, 2023, Ms. Kolaja held options to purchase 26,856 shares of our common stock and 3,534 shares of common stock underlying RSAs.
(6)As of December 31, 2023, Mr. Nolet held options to purchase 54,222 shares of our common stock and 3,534 shares of common stock underlying RSAs.
(7)As of December 31, 2023, Mr. Russell held options to purchase 91,222 shares of our common stock and 3,534 shares of common stock underlying RSAs.
(8)As of December 31, 2023, Dr. Vickers held options to purchase 85,307 shares of our common stock.
(9)As of December 31, 2023, Ms. Ware held options to purchase 29,100 shares of our common stock and 3,534 shares of common stock underlying RSAs.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Board is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in best interests of the Company and its stockholders.
Principal Accountant Fees and Services
The following table presents the aggregate fees billed to the Company by PwC for the years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022
Audit Fees (1)	$2,642,150	$2,341,727
Audit Related Fees	—	—
Tax Fees	25,000	—
All Other Fees (2)	2,187	4,150
Total	$2,669,337	$2,345,877
(1)Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the audit of our internal control over financial reporting, the review of our quarterly condensed consolidated financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings. This category also includes fees for professional services provided in connection with our at-the-market offerings and public follow-on offering, including comfort letters, consents and review of documents filed with the SEC.
(2)All Other Fees consist of all other services that are not reported above. The services for the fees disclosed include annual subscription for accounting literature.
All fees described above were pre-approved by the Audit Committee.
Auditor Independence
Our Audit Committee considered whether the non-audit services provided by PwC to the Company for the most recent fiscal year and the fees and costs billed and expected to be billed by PwC for those services are compatible with maintaining PwC’s independence.

Pre-approval Policies and Procedures
Consistent with requirements of the SEC and the PCAOB regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.
Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm submits a detailed description of services expected to be rendered during that year for each of the following categories of services to the Audit Committee for approval:
•Audit services. Audit services include work performed for the audit of our financial statements, the review of financial statements included in our quarterly reports and the audit of our internal control over financial reporting, as well as work that is normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.
•Audit-related services. Audit-related services are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not covered above under “audit services.”
•Tax services. Tax services include all services performed by the independent registered public accounting firm’s tax personnel for tax compliance, tax advice and tax planning.
•Other services. Other services are those services not described in the other categories.
The Audit Committee pre-approves services or categories of services on a case-by-case basis. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the services must be pre-approved by the Audit Committee before the independent registered public accounting firm is engaged.
Required Vote and Board Recommendation
The ratification of the appointment of PwC requires the affirmative vote of the holders of a majority of the shares present in person, by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions (and broker non-votes, if any) will be counted towards the vote total and will have the same effect as “Against” votes.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

At the 2019 Annual Meeting of Stockholders, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on named executive officer compensation, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers. We are presenting this Proposal 3 as required by Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
The compensation of our named executive officers subject to the vote is disclosed in “Executive Compensation—Compensation Discussion and Analysis” and the compensation tables and the related narrative disclosure contained in this Proxy Statement. As discussed in “Executive Compensation—Compensation Discussion and Analysis”, the Board believes that our executive compensation program effectively aligns executive pay with our performance and our stockholders’ interests and results in the attraction and retention of highly talented executives. The Board encourages our stockholders to read the disclosures set forth in “Executive Compensation—Compensation Discussion and Analysis” to review the correlation between compensation and performance, as well as compensation actions taken in 2023.
Accordingly, the Board recommends that our stockholders vote FOR the following resolution:
“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, it is not binding on the Board or on us. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Compensation Committee and Board intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your vote will serve as an additional tool to guide the Compensation Committee and Board in continuing to improve the alignment of our executive compensation programs with business objectives and performance and with the interests of our stockholders. Unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes, following this Annual Meeting, the next scheduled say-on-pay vote will be at the 2025 Annual Meeting of Stockholders.
Required Vote and Board Recommendation
Advisory approval of Proposal 3 requires the affirmative vote of a majority of the shares present in person, by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as votes against this proposal. Broker non-votes will have no effect and will not be counted towards the vote total.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

EXECUTIVE OFFICERS
The following table provides information regarding our executive officers as of March 8, 2024.

Name	Age	Position(s)
Mark J. Foley	58	CEO and Director
Tobin C. Schilke	49	CFO
Dustin Sjuts	44	President[1]
Dwight Moxie	48	CLO
David A. Hollander	49	Chief Medical Officer, Global Therapeutics Franchise Lead
Erica Jordan	47	Chief Commercial Officer
1 Mr. Sjuts will cease serving as our President effective March 31, 2024. Mr. Sjuts is expected to continue to provide consulting services to the Company in a non-executive officer capacity until March 31, 2025.

Mark J. Foley - Mr. Foley’s biography is included under the section titled “Directors.”
Tobin C. Schilke joined Revance as our CFO in November of 2018. He leads the Finance, Investor Relations, Accounting, IT, Business Development, Supply Chain, Facilities and Manufacturing departments. Mr. Schilke brings more than 25 years’ experience in the biopharmaceuticals arena. From 2016 to 2018 Mr. Schilke served as Chief Financial Officer at Achaogen, Inc., where, in addition to finance roles, he also led the facilities and IT organizations. Previously, he spent 13 years at Roche, including Genentech, in a variety of finance and operational roles including CFO of Roche Products Limited in the United Kingdom (“Roche UK”), Director of Commercial Financial Planning & Analysis for Genentech’s BioOncology business, M&A Project Manager, Oncoloy Marketing Manager and as a Business Development Manager. In addition to his financial leadership at Roche UK, he also oversaw the legal, supply chain, procurement and facilities organizations. He started his biotech career at G.D. Searle & Company, a subsidiary of Pfizer, as a chemical process development engineer. Mr. Schilke holds a B.S. in Chemical Engineering from Lafayette College, a M.S. in Chemical Engineering from University of California, Berkeley, and an M.B.A. from Cornell University.

Dustin Sjuts has served as our President since November 2021 and as our Chief Commercial Officer, Aesthetics & Therapeutics, from December 2019 to November 2021. Mr. Sjuts previously served as our Head of Commercial, Aesthetics and Therapeutics, from November 2018 to November 2019 and as our Vice President, Strategy and Sales from March 2018 to November 2018. Prior to joining Revance, Mr. Sjuts held leadership positions at Nestle Skin Health, including Business Unit Head, China, from January 2017 to April 2018 and Senior Director of Marketing from February 2015 to December 2016. Previously, Mr. Sjuts held positions of increasing responsibility across a range of markets and disciplines with Alphaeon Corporation and Allergan plc, where he was responsible for creating and executing product adoption and sales growth strategies. Mr. Sjuts holds a B.A.Sc. from Illinois State University.
Dwight Moxie has served as our CLO since January 2024, and previously served as our Senior Vice President, General Counsel & Corporate Secretary from February 2020 to January 2024. From January 2017 to January 2020, Mr. Moxie served as the Chief Counsel World Wide R&D, Commercial Operations, European Operations at Ultragenyx Pharmaceutical Inc., a biotechnology company, where he oversaw commercial operations, litigation, research & development and regulatory matters. From September 2011 to December 2016, Mr. Moxie served as the Chief Counsel to Eye-Care Division at Allergan plc. Mr. Moxie currently serves on the board of directors of Visus Therapeutics, Inc., a private clinical stage pharmaceutical company and California Life Sciences, a life sciences membership organization. Mr. Moxie received a J.D. from Howard University School of Law and a B.A. from the Florida State University.
David A. Hollander has served as our Chief Medical Officer since October 2022, and, as of February 2024 his role was expanded to include Global Therapeutics Franchise Lead. As Chief Medical Officer, Dr. Hollander leads clinical development, medical affairs, scientific innovation, pharmacovigilance as well as quality and regulatory affairs. As Global Therapeutics Franchise Lead, Dr. Hollander oversees the Company’s therapeutics strategy as well as U.S. commercial sales, marketing and payor functions. Dr. Hollander brings over 20 years of experience in the global biotech and pharmaceutical industry. Prior to joining Revance, he was the Chief Research & Development Officer at Aerie Pharmaceuticals, Inc. from November 2019 to February 2022, where he directed preclinical research and clinical development in the U.S., Europe and Japan, and led the company’s medical affairs, regulatory and quality organizations. Previously, he was the Chief Medical Officer at Ora, Inc. from March 2016 to October 2019, where he oversaw medical operations across pharmaceutical and device clinical development, and preclinical studies. Dr. Hollander began his pharmaceuticals industry career at Allergan, Inc., where he served in roles of increasing responsibility, including Vice President, Global Therapeutic Area Head in Clinical Development for Anterior Segment and Consumer Eye Care. Dr. Hollander currently serves as a board member for Kiora Pharmaceuticals, Inc. and the Arnold & Mabel Beckman Foundation. Dr. Hollander holds a B.S. in chemistry from Stanford University, a medical degree from the University of Pennsylvania School of Medicine, and an M.B.A. in Health Care Management from the Wharton School of the University of Pennsylvania. He completed his residency in ophthalmology at the University of California, San Francisco, and a Heed Fellowship in Cornea, External Disease, and Refractive Surgery at the Jules Stein Eye Institute, University of California, Los Angeles.
Erica Jordan has served as our Chief Commercial Officer since January of 2024 and leads our commercial activities including commercial strategy, sales operations, and marketing, branding, loyalty and customer engagement. Ms. Jordan joined Revance in March 2023 as Senior Vice President, Commercial, bringing 25 years of marketing, sales management, commercial strategy, commercial operations and management experience from global healthcare companies. Prior to joining Revance, she served as President of the Metrex division at Envista Holdings Corporation for two years. Ms. Jordan has held several leadership roles in marketing, commercial and operational leadership roles at Philips Healthcare (KONINKLIJKE PHILIPS N.V.), FUJIFILM Healthcare Americas Corporation, Siemens Healthineers AG, and GE HealthCare Technologies Inc. Ms. Jordan holds a B.S. in Marketing and Finance from the University of Wisconsin, Milwaukee.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
Overview

This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program for the fiscal year ended December 31, 2023, for our principal executive officer, our principal financial officer and the next two most highly compensated executive officers serving as of the end of 2023 (we did not have any other executive officers serving at the end of 2023) (the “Named Executive Officers” or “NEOs”). This discussion and analysis is intended to enhance your understanding of the information provided in the compensation tables below and to provide additional context regarding our overall executive compensation program. In addition, we explain how and why our Board and Compensation Committee determined our compensation policies and specific compensation decisions for our NEOs during and for fiscal year 2023 and, to the extent material, 2024.

Our NEOs for 2023 consisted of the following individuals:

•Mark J. Foley, CEO;

•Tobin C. Schilke, CFO;

•Dustin Sjuts, President1; and

•Dwight Moxie, CLO

1 Mr. Sjuts will cease serving as our President effective March 31, 2024. Mr. Sjuts is expected to continue to provide consulting services to the Company in a non-executive officer capacity until March 31, 2025.
Executive Summary
Highlights of our 2023 Business Activities
•Generated $224.9 million in revenue from the sale of our Products and our Services.

•Secured DAXXIFY CD Approval in August 2023.

•Initiated CD PrevU in September 2023.

•Ended fiscal year 2023 with cash, cash equivalents and short-term investments of $253.9 million by maintaining a disciplined capital allocation strategy, which in 2023 focused on (i) continuing to drive revenue growth by increasing adoption of DAXXIFY and the RHA® Collection of dermal fillers; (ii) initiating CD PrevU and pre-launch activities; and (iii) maximizing supply chain efficiencies by leveraging and scaling commercial production of DAXXIFY through ABPS. In 2023, to align our operations with our capital allocation priorities, the Company made the decision to exit its Fintech Platform business.

•Raised net proceeds of $100.0 million after sales agent commissions and offering costs from our at-the-market offering program during the three months ended June 30, 2023.

•Secured gross proceeds of $50.0 million in connection with the issuance of notes payable to Athyrium Capital in connection with the NPA Amendment.

See “Proxy Summary—Company Performance Highlights” for a description of additional 2023 business activities.

Highlights of 2023 and early 2024 Executive Compensation Program
•We continued to increase our emphasis on equity awards that vest based on performance goals. In 2023, we structured 100% of our CEO’s annual equity awards to consist of PSUs and 67%-75% of our other NEOs’ annual equity awards to consist of PSUs (based on target grant date value).
•We refined our performance goals for performance-vesting equity awards. Our 2022 PSUs vest based on a combination of a meaningful stock price goal and a key regulatory goal. In 2023, we refined our 2023

PSUs to vest based on revenue goals over a three-year performance period. For 2024, PSUs vest based on rigorous TSR performance hurdles over a four-year performance period.

•We delivered approximately 88% of our NEO’s 2023 total direct compensation, on average, to be ‘at-risk’ dependent on Company performance in the form of an annual performance bonus earned and equity incentive awards granted, as reported in the Summary Compensation Table.
•We included people and D&I goals in our executive bonus program. For 2023, the corporate goals on which our executive bonuses are based included a specific weighted category for the achievement of key people initiatives, which included goals related to D&I.
•We structured our executive bonus opportunities to be based on key corporate objectives and we exercised discretion to reduce the bonus payouts. We exceeded our corporate goals for 2023, however our Compensation Committee used its discretion to reduce the bonus payouts to a lower amount than would have been paid pursuant to the pre-established formula under the 2023 management bonus plan in order to adjust for the exit of the Fintech Platform, which exit has now been substantially completed. As a result, we paid all 2023 bonuses to our NEOs based on ∼97% corporate goal achievement, which reflected a 10% decrease from the actual corporate goal achievement.

•We maintained an overall cap on executive bonuses equal to 200% of target bonus for 2023. For 2024, we implemented an overall bonus cap equal to 155% of the target bonus.
Executive Compensation Policies and Practices
Our executive compensation program adheres to the following practices:

What We Do	What We Don’t Do
✓ Emphasize “at-risk” compensation and long-term equity incentives
✓ Tie performance bonus opportunities to defined corporate objectives and cap payout
✓ Provide transparent disclosure of performance bonus metrics and payout structure
✓ Structure severance payments as “double-trigger” requiring both a change in control and an involuntary termination for payout
✓ Maintain a clawback policy and stock ownership guidelines
✓ Assess risks of our compensation program
✓ Maintain a Compensation Committee comprised entirely of independent directors
✓ Retain an independent compensation advisor
✓ Hold annual say on pay stockholder vote
✓ Engage in annual stockholder engagement on our executive compensation program and ESG
✓ Reevaluate and adjust our compensation program annually based on stockholder feedback and market developments

✗ No guaranteed “single-trigger” change in control cash payments
✗ No tax reimbursements or tax gross-ups on severance or change in control payments
✗ No special executive welfare or health benefits, or supplemental retirement plans not available to our employees generally
✗ No guaranteed salary increases or bonuses
✗ No hedging or pledging of our stock
✗ No extensive perquisites

Results of 2023 Say-on-Pay Vote, Stockholder Outreach and Response
At our 2023 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, the compensation of our NEOs, as disclosed in our 2023 proxy statement. The proposal was supported by approximately 97% of the total votes cast, an 19% increase from our 2022 “say on pay” advisory vote. We value our stockholders’ views and conduct regular stockholder outreach regarding our executive compensation practices, including our alignment of pay to performance, to ensure that our practices are aligned with stockholder expectations and interests. See “Stockholder Engagement” for additional information. In 2023, we reached out to holders of approximately 72% of our outstanding common stock, excluding shares held by directors and executive officers. Members of our executive management team and, for certain meetings, the Chairman of our Board, held informative discussions with stockholders representing approximately 30% of the shares of our outstanding common stock, excluding shares held by directors and executive officers.

We took the results from our prior years’ “say on pay” advisory votes and the feedback we received from stockholder engagements into consideration in making decisions regarding executive compensation for 2023 and 2024. Specifically, our Compensation Committee continued to increase the emphasis on PSUs in our executive compensation program, increasing the proportion of equity delivered in PSUs to our CEO and other NEOs from 60% and 33%, respectively, in 2021 to 80% and 67%-75%, respectively, in 2022. In 2023, we delivered 100% of our CEO’s annual equity awards in the form of PSUs. The Compensation Committee also continued to refine the performance goals and vesting structure of our PSUs so that goals remain rigorous and tied to key business strategy. Our Compensation Committee also implemented a 200% cap on the payment of bonuses under our annual performance bonus program.

Our Compensation Committee will monitor and continue to evaluate our executive compensation program going forward in light of our stockholders’ views and our transforming business needs. Our Compensation Committee expects to continue to consider the outcome of our “say on pay” votes and our stockholders’ views when making future compensation decisions for our NEOs.

Objectives, Philosophy and Elements of Compensation
The overall objectives of our executive compensation policies and programs are to:

•attract, retain and motivate superior executive talent;

•provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value, as well as to facilitate executive retention;

•align our executives’ interests with those of our stockholders;

•link pay to Company performance; and

•offer pay opportunities that are competitive with the biotechnology market in which we compete in order to recruit and retain top talent, while maintaining reasonable cost and dilution to our stockholders.

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based bonuses and long-term incentive compensation. We also provide our executive officers with severance and change-in-control benefits, as well as other benefits available to all our employees, including retirement benefits under the Company’s 401(k) plan and participation in employee benefit plans. The following chart summarizes the three main elements of compensation, their objectives and key features.

Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.	Generally reviewed annually and determined based on a number of factors (including individual performance, internal equity, retention, expected cost of living increases and the overall performance of our Company) and by reference to market data provided by our independent compensation consultant.
Performance Bonus (at-risk cash)	Motivates and rewards for attaining rigorous annual corporate performance goals that relate to our key business objectives and individual contributions.	Target bonus amounts, calculated as a percentage of base salary, are generally reviewed annually and determined based upon positions that have similar impact on the organization and competitive bonus opportunities in our market. Bonus opportunities are dependent upon achievement of specific corporate performance measures established at the beginning of the year and, except with respect to our CEO, individual performance. Actual bonus amounts earned are determined after the end of the year, based on achievement of the designated corporate performance objectives and, where applicable for NEOs other than our CEO, individual performance.
Long-Term Incentive (at-risk equity)
Motivates and rewards for long-term Company performance; fosters ownership culture, aligns executives’ interests with stockholder interests and long-term stockholder value. Attracts highly qualified executives and encourages their continued employment over the long-term.

Equity opportunities are generally reviewed and determined annually or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as an incentive for significant achievement. Individual grants are determined based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value and total ownership, historical value of our stock, internal equity amongst executives and market data provided by our independent compensation consultant. Equity grants have historically been provided primarily in the form of stock options and restricted stock or units that typically vest over a four-year-period and a three-year-period, respectively.

To further align our NEOs’ interests with those of our stockholders, we have also granted performance-vesting restricted stock awards or units to each of our NEOs since 2020.

In evaluating our executive compensation policies and programs, as well as the short-term and long-term value of our executive compensation plans, we consider both the performance and skills of each of our NEOs, as well as the compensation paid to NEOs at similar companies with similar responsibilities. We focus on providing a competitive compensation package which provides significant short-term and long-term incentives for the achievement of measurable corporate objectives. We believe this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.

We do not have any formal policies for allocating compensation among salary, performance bonus awards, equity grants, short-term and long-term compensation, or among cash and non-cash compensation. Instead, the Compensation Committee uses its judgment to establish a total compensation program for each NEO that is a mix of current, short-term and long-term incentive compensation and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, the Compensation Committee structures a majority of the NEOs’ total target compensation to be comprised of performance-based bonus opportunities and long-term equity awards, in order to align the NEOs’ incentives with the interests of our stockholders and our corporate objectives.

In making executive compensation decisions, the Compensation Committee generally considers each NEO’s total target direct compensation, which consists of base salary, target bonus opportunity, which together with base salary we refer to as target cash compensation and long-term equity awards (valued based on an approximation of grant date fair value).

How We Determine Executive Compensation
 Role of the Compensation Committee and Executive Officers in Setting Executive Compensation
The Compensation Committee reviews and oversees our executive compensation policies, plans and programs and reviews and determines the compensation to be paid to all of our executive officers, including the NEOs. Our Compensation Committee consists solely of independent members of the Board. In making its executive compensation determinations, the Compensation Committee considers recommendations from the CEO, for executive officers other than himself and, with respect to the evaluation of the CEO’s performance, the Compensation Committee considers recommendations from the Board Chair and, if it determines appropriate, may also seek recommendations or approval of executive compensation decisions from the independent members of the Board. In making his recommendations for executive officers other than himself, the CEO receives input from our human resources department and has access to various third-party compensation surveys and compensation data provided by the independent compensation consultant to the Compensation Committee, as described below. While the CEO discusses his recommendations for the other executive officers with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. In addition to our CEO, our Chief People Officer and CLO also attend Compensation Committee meetings and may take part in discussions of executive compensation. The Compensation Committee makes its determinations with respect to executive compensation matters without any NEOs or other executive officers present (other than the CEO as described above). Various other members of management and other employees as well as outside advisers or consultants are also invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in the Compensation Committee meetings.

The Compensation Committee meets periodically throughout the year, typically four times or more, to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis. These annual decisions typically occur in the first quarter of the year, however, decisions may occur during the year for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee does not delegate its authority to approve executive officer compensation, but it does have the general authority to delegate its authority to subcommittees, as appropriate. Our general policy is to grant equity awards during regularly scheduled Compensation Committee meetings determined in advance, although there may be occasions when grants are made on other dates, such as new hires or other special circumstances. Annual equity awards are usually granted in the first quarter of the year at a regularly scheduled Compensation Committee meeting. All required approvals are obtained in advance of or on the actual grant date. The timing of equity award grants to our executive officers is not coordinated in a manner that intentionally benefits our executive officers.

Role of our Independent Compensation Consultant
The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. For purposes of evaluating 2023 compensation for each of our executive officers and making 2023 compensation decisions, we retained FW Cook, an independent compensation consultant, to assist the Compensation Committee in reviewing our compensation programs and to ensure that our compensation programs remain competitive in attracting and retaining talented executives.

FW Cook assisted the Compensation Committee in developing a group of peer companies to use as a reference in making 2023 compensation decisions, evaluating current pay practices and considering different compensation programs and best practices. As described further below, FW Cook also prepared an analysis of our compensation practices with respect to base salaries, annual bonuses and long-term incentive grants against market practices. FW Cook reported directly to the Compensation Committee, which maintained the authority to direct their work and engagement, and advised the Compensation Committee from time to time. FW Cook interacted with management to gain access to Company information that is required to perform services and to understand the culture and policies of our organization. The Compensation Committee and FW Cook met in executive session with no members of management present as needed to address various compensation matters, including deliberations regarding the CEO’s compensation.

Our Compensation Committee has analyzed whether the work of FW Cook as a compensation consultant raised any conflict of interest, taking into consideration the independence factors set forth by Nasdaq and the SEC with respect to FW Cook. Based on its analysis of these factors, our Compensation Committee determined that the work of FW Cook and the individual compensation advisors employed by FW Cook does not create any conflicts of interest.

Use of Competitive Market Compensation Data
We aim to attract and retain the most highly qualified executive officers in an extremely competitive market. Accordingly, the Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the Compensation Committee reviews market data for each executive officer’s position, compiled by FW Cook with respect to determining executive compensation in early 2023, as described below, including information relating to the compensation for executive officers in the development stage biotechnology industry.

In developing a proposed list of our peer group companies to be used in connection with making compensation decisions for 2023, FW Cook recommended and the Compensation Committee selected companies that would be appropriate peers based on geography, industry focus, stage of development, market capitalization and revenue. Specifically, companies were selected in September 2022 with the following parameters:

•Sector & Geography: We focused on biotechnology and pharmaceutical companies based in the United States;

•Stage of development/Product Focus: We primarily focused on including companies with commercial products with in-house sales teams and manufacturing capabilities;

•Market Capitalization: We focused on companies with market capitalization representing roughly 1/3 to 3 times our market capitalization; and

•Revenue: We focused on companies with annual sales roughly 1/3 to 3 times our estimated 2023 revenue.

Based on these criteria, FW Cook recommended and our Compensation Committee approved the addition of two new peers to our peer group, as reflected below, and removal of the following two historical peers: Epizyme and Zogenix, as a result of their recent acquisitions. The Compensation Committee believed these changes to the peer group provided the appropriate compensation benchmarks as the Company has continued to increase its revenue and commercialization efforts.

The peer group of publicly-traded companies set forth below was used to analyze 2023 compensation. At the time of evaluation, we fell at approximately the 58th and 37th percentiles of our 2023 peer group in terms of market capitalization and revenue, respectively.

Agios Pharmaceuticals (AGIO)	Glaukos (GKOS)
Amicus Therapeutics (FOLD)*	Global Blood Therapeutics (GBT)
ArtiCure (ARTC)	Heron Therapeutics (HRTX)
Blueprint Medicines (BPMC)	Insmed (INSM)
Cardiovascular Systems (CSII)	Intra-Cellular Therapies (ITCI)
ChemoCentryx (CCXI)	Karyopharm Therapeutics (KPTI)
Coherus BioSciences (CHRS)	Nevro (NVRO)
Corcept Therapeutics (CORT)	Sangamo Therapeutics (SGMO)
Deciphera Pharmaceuticals (DCPH)	Supernus Pharmaceuticals (SUPN)*
Dynavax Technologies (DVAX)	Theravance Biopharma (TBPH)
*New for 2023

In December 2022, FW Cook completed an assessment of executive compensation data based on our peer group to inform the Compensation Committee’s determination of executive compensation for 2023. The market data used for this assessment was compiled from the 2023 selected peer group companies’ publicly disclosed information.

FW Cook prepared, and the Compensation Committee reviewed, a range of market data reference points (generally at the 25th, 50th and 75th percentiles of the market data) with respect to base salary, performance bonuses, equity compensation (value based on an approximation of grant date fair value), total target cash compensation (including both base salary and the annual target performance bonus) and total direct compensation (total target cash compensation and equity compensation). This market data was used by the Compensation Committee as a reference point, in addition to other factors, in setting our NEOs’ 2023 compensation.

The Compensation Committee’s general aim is for compensation to remain competitive with the market, based on the median of the market as appropriate and corporate and individual executive performance and other factors deemed to be appropriate by the Compensation Committee. The Compensation Committee does not maintain a specific market positioning or “benchmark” that we consistently aim for in setting compensation levels; instead, our Compensation Committee determines each element of compensation and total target cash and direct compensation, for each NEO based on various facts and circumstances appropriate for our Company in any given year.

Competitive market positioning is only one of several factors, as described below under “─Factors Used in Determining Executive Compensation,” our Compensation Committee considers in making compensation decisions, and therefore individual NEO compensation may fall at varying levels as compared to the market data.

Factors Used in Determining Executive Compensation
Our Compensation Committee sets the compensation of our executive officers at levels they determine to be competitive and appropriate for each NEO, using their professional experience and judgment. Pay decisions are not made by use of a formulaic approach or benchmark; the Compensation Committee believes that executive pay decisions require consideration of a multitude of relevant factors that may vary from year to year and by individual circumstance. In making executive compensation decisions, the Compensation Committee generally takes into consideration the factors listed below:

•corporate performance, business needs and business impact;

•each NEO’s individual performance, experience, job function, change in position or responsibilities and expected future contributions to our Company;

•internal pay equity among NEOs;

•the need to attract new talent to our executive team and retain existing talent in a highly competitive industry and geographic region;

•a range of market data reference points (generally the 25th, 50th and 75th percentiles of the market data), see “─Use of Competitive Market Compensation Data” for additional information;

•the total compensation cost and stockholder dilution from executive compensation actions;

•trends and compensation paid to similarly situated officers within our market;

•recommendations of the outside compensation consultant;

•a review of a NEO’s total targeted and historical compensation and equity ownership;

•our CEO’s recommendations (with respect to executive officers other than himself), based on his direct knowledge of the performance by each NEO; and

•feedback from our stockholders and evolving best practices in compensation and governance.

Executive Compensation Program
 Annual Base Salary
In reviewing and adjusting base salaries for 2023, the Compensation Committee considered the factors listed above in “─How We Determine Executive Compensation-Factors Used in Determining Executive Compensation”. The Compensation Committee approved increases to each of the NEOs’ 2023 base salaries ranging from approximately 6% to 7%, which the Compensation Committee felt represented the appropriate increase because the NEO’s base salaries fell well below the median levels for such positions at our peers.

The NEOs’ 2023 base salaries and increases from each of their 2022 base salaries, if applicable, are reflected in the table below. The 2023 base salaries were effective January 1, 2023.

NEO	2022 Base Salary	2023 Base Salary	Increase from 2022 Base Salary %
Mark J. Foley	$673,200	$720,000	7.0%
Tobin C. Schilke	$453,442	$480,649	6.0%
Dustin Sjuts	$500,000	$535,000	7.0%
Dwight Moxie	$446,505	$473,295	6.0%

Annual Performance-Based Bonuses
Our 2023 Management Bonus Plan was developed by our Compensation Committee in late 2022 and formally approved in early 2023. Under the 2023 Management Bonus Plan, each NEO was eligible to be considered for a performance bonus based on (i) the individual’s target bonus, as a percentage of base salary, (ii) the percentage attainment of our 2023 corporate goals established by the Compensation Committee, and (iii) with respect to our NEOs other than our CEO, individual performance in the form of a modifier that may increase or decrease the total bonus payout, for each such NEO for significant underperformance or overperformance. Mr. Foley's performance bonus was solely based on attainment of the 2023 corporate goals. The NEOs actual bonuses were capped at 200% of each NEO’s target bonus amount.

Target Bonus Opportunity
In early 2023, the Compensation Committee reviewed each of our NEO’s target bonus percentages and determined that the 2022 target bonus percentages remained appropriate for each of the NEOs, with the exception of Mr. Sjuts, whose target bonus was increased from 60% to 65%, after a review of market data. Each NEO's target bonus as a percentage of annual base salary is reflected below.

NEO	2023 Target Bonus Percentage (as a % of base salary)
Mark J. Foley	75%
Tobin C. Schilke	50%
Dustin Sjuts	65%
Dwight Moxie	50%

Corporate Performance
The table below reflects each of the corporate goals and their relative weightings approved by the Compensation Committee as well as the relevant corporate achievements and corresponding percentages.

Corporate Goal	Weighting	2023 Results	Weighted Corporate Achievement Percentage
Revenue	50%	Partially Achieved	41.8%
Achievement of annual Product Revenue(1) target of $225 million	⇾	Delivered $212.7 million in Product Revenue
Corporate Cash Burn	10%	Fully achieved	10%
Cash Burn(2) not to exceed fixed amount	⇾	Delivered Cash Burn under approved target
Services Achievement of milestones relating to our Fintech Platform:	10%	Fully achieved	10%
•Complete testing of key platform program	⇾	Delivered in-market commercial performance data from platform test
•Complete pricing and loyalty program goals	⇾	Finalized loyalty program design and began build
Operations Achievement of specified milestones relating to the Company’s operations:	10%	Fully achieved	10%
•Aji Bio approval and product shipped by preset date	⇾	PAS for ABPS approved by FDA in March 2023
•Meet DAXXIFY finished goods target	⇾	Fully achieved(3)
Therapeutics Achievement of specified milestones relating to the Company’s therapeutics programs:	10%	Fully achieved	10%
•Secure FDA approval of cervical dystonia sBLA	⇾	DAXXIFY CD Approval in August 2023
•Fully execute CD PrevU launch with 30 accounts injecting DAXXIFY	⇾	CD PrevU initiated in September 2023 with 31 accounts injecting DAXXIFY by 12/31/23
D&I and Organizational Culture Achievement of specified milestones and activities relating to D&I and organizational health:	10%	Fully achieved	10%
•Continue to advance D&I initiatives, with focus on leadership, mentoring and education forums	⇾	Conducted unconscious bias training for people leaders and met targets related to applicants from underrepresented groups
•Implement development plan for all employees at or above director level and achieve completion of plan	⇾	100% completion of development plans by 12/31/23
Stretch Goals Stretch goal of achieving certain strategic milestones	25%	Partially achieved	15%
•Execute a strategic business development deal (10%)	⇾	Not achieved
•Objectives related to biosimilar program (5%)	⇾	Fully Achieved(3)
•Objective related to clinical study (10%)	⇾	Fully Achieved(3)
Total			106.8%

(1)Product Revenue means revenue recognized from the sale of DAXXIFY and the RHA® Collection of dermal fillers, as disclosed in accordance with U.S. generally accepted accounting principles (“GAAP”) in our annual financial statements.

(2)Cash Burn is a non-GAAP financial measure, which means (a) the sum of (i) net cash used in operating activities, (ii) purchases of property and equipment, (iii) finance lease prepayments, (iv) principal payments on finance lease obligations and (v) net change in restricted cash; and minus (b) amortization of premium (discount) on investments. We use Cash Burn as a corporate goal because it represents a measure of the Company’s performance against its capital allocation strategy. The Cash Burn goal must have been met to receive any credit for the goal.

(3)We are not disclosing target goal or achievement levels because we believe that disclosure would result in competitive harm. If the targets or achievement levels were disclosed, we believe the information would provide competitors with insights into our strategy, operations and clinical development and commercialization programs that would be harmful to us. The Compensation Committee aims to set corporate performance targets that are rigorous but achievable, and therefore established targets at levels that would be achievable, with effort, if we successfully executed our operating plan for fiscal 2023, unless there are achievements beyond expectations or unusual or unexpected factors that affect the Company’s business.

The Compensation Committee evaluates the corporate goals we believe are essential to building long-term stockholder value and that we use to assess our annual corporate performance. The 2023 corporate goals aimed to incentivize performance related to the Company’s revenue growth, commercial expansion, capital allocation priorities and continued advancement of our clinical development program. In addition, our people goals were established to reward our commitment to inclusiveness and equality and reflect our mission to foster diversity, equality and belonging at the Company. In setting these goals, the Compensation Committee balances the consideration of the likelihood of achievement of these corporate goals with the effectiveness of such goals in incentivizing our NEOs’ performance. The relative weightings of the 2023 corporate goals are based upon our assessment of the importance of each goal in creating long-term value for the Company and our stockholders.

In early 2024, our Compensation Committee reviewed our 2023 performance and approved the extent to which we achieved each of our corporate goals based on our achievements, as described in the table above, which resulted in an overall 2023 corporate goal achievement of 106.8%, which was the sum of the weight of each corporate goal, multiplied by the performance achievement assigned to such goal by the Compensation Committee based on the actual results during 2023. The Compensation Committee decided to exercise negative discretion to reduce the corporate goal achievement by 10%, representing the achievement of our services goals described above, all of which related to our Fintech Platform business that we have now substantially exited. As a result, the Compensation Committee determined that the portion of the bonus each NEO was eligible to earn that related to corporate goal achievement was 96.8%.

Individual Performance
In determining NEO bonus amounts (other than Mr. Foley), the Compensation Committee may also take into account the individual performance of the NEO in contributing to the achievement of our Corporate Goals. Individual performance, in both results achieved and targeted behavioral competencies (values), are assessed and measured by the CEO and recommended to the Compensation Committee. Revance’s four-point performance rating scale is used along with a corresponding individual performance percentage ranging from 0% for not meeting expectations to 125% for superior performance. As a result, a NEO’s actual performance bonus may range from 0% to up to 125% of the bonus to which the NEO would otherwise be entitled based solely on relative achievement of the corporate performance goals discussed above. The Compensation Committee awarded Mr. Moxie and Mr. Sjuts a 100% individual performance percentage for their performance in 2023. The Compensation Committee awarded Mr. Schilke a 102.1% individual modifier as a result of his performance and with respect to the additional scope of responsibilities that he undertook during 2023. In 2023, in addition to responsibility for the Finance and IT departments, Mr. Schilke took on responsibility for the Supply Chain, Facilities and Manufacturing departments.

Amounts Earned
In January 2024, the Compensation Committee awarded each of our NEOs the performance bonuses in the amounts reflected in the table below. As a result of the Compensation Committee awarding a 102.1% individual performance percentage for Mr. Schilke and a 100% individual performance percentage for Messrs. Sjuts and Moxie, Mr. Schilke’s bonus reflected the achievement of 98.8% of his target bonus amount and each other NEO’s bonus reflected the achievement of 96.8% of their respective target bonus amounts.

NEO	Annual Target Bonus	Actual Bonus
Mark J. Foley	$540,000	$522,720
Tobin C. Schilke	$240,325	$237,440
Dustin Sjuts	$347,750	$336,622
Dwight Moxie	$236,648	$229,075

Equity-Based Incentive Awards
2023 Annual Grants
We have historically granted equity compensation to our executive officers primarily in the form of stock options and restricted stock or units that vest over time and/or subject to performance goals. Accordingly, our NEOs received annual 2022 and 2023 equity grants consisting of a mix of stock options and PSUs.

The Compensation Committee decided to incorporate and emphasize PSUs to strengthen its pay for performance philosophy and in light of stockholder and institutional investor feedback. Because PSUs only vest upon achievement of key performance goals that drive our business and our stockholder value, the Compensation Committee believes that these awards increase the alignment between the interests of our executive officers and stockholders. Stock options that vest over a multi-year period also remain an important part of our executive compensation program. The Compensation Committee views stock options as inherently performance-based compensation that automatically links executive pay to stockholder return, as the value realized, if any, by the executive from an award of stock options, is dependent upon, and directly proportionate to, appreciation in stock price. Regardless of the reported value in the “Summary Compensation Table”, executives will only receive value from the stock option awards if the price of the stock increases above the price of the stock at time of grant (the exercise price), and remains above such exercise price as the stock options continue to vest and are exercised. Stock options also do not have downside protection, and the awards will not provide value to the holder when the stock price is below the exercise price.

The Compensation Committee chose an award mix for the annual 2023 equity grants (based on target grant date values) consisting of approximately 100% PSUs for Mr. Foley, 75% PSUs and 25% options for Mr. Sjuts and 67% PSUs and 33% options for each of the other NEOs. Compared to our 2022 annual equity grants, the 2023 annual equity grant mix remained the same for NEOs other than Mr. Foley. The Compensation Committee increased the portion of Mr. Foley’s annual equity award from 80% PSUs in 2022 to 100% PSUs in 2023 to further increase the focus on performance-vesting equity.

The annual 2023 equity grants the Compensation Committee approved for each NEO in January 2023 is reflected in the table below.

NEO	Stock Option Grant (# of shares)	PSUs (# of shares)
Mark J. Foley	—	254,058
Tobin C. Schilke	50,435	62,650
Dustin Sjuts	43,255	79,394
Dwight Moxie	43,774	54,376
The Compensation Committee chose each NEO’s grant level based on the amount which they felt, in their judgment, was appropriate to retain and incentivize the NEOs, while remaining reasonable within market standards and considering potential dilution of our share reserves and the factors listed above in “─Factors Used in Determining Executive Compensation.” In making these determinations, the Compensation Committee considered each of the NEO’s current equity holdings, including vested and unvested holdings and the extent to which such holdings were “in-the-money,” the extent to which such holdings remained unvested and therefore continued to serve as a retention tool, the market data provided by FW Cook reflecting equity value based on approximated grant date fair value, internal equity amongst the team, individual performance and length of service.

The number of shares underlying each 2023 equity grant was determined by, in the case of PSUs, dividing the target grant date value by the thirty-day trailing average closing stock price of our common stock as of the date of grant and, in the case of options, by applying a Black-Scholes option pricing model using the same average closing price. The Compensation Committee used an average closing market price to determine the number of shares subject to each equity award, rather than a single day stock price on the date of grant, in order to limit the effect of daily share price volatility and provide a more stabilized stock value less susceptible to possible swings in the market. The Compensation Committee understands that using a historical average stock price can result in the ultimate grant date value of an award as required to be reported in the Summary Compensation Table and the Grants of Plan-Based Awards table under ASC 718 being higher or lower than the target grant value, but has considered, in consultation with FW Cook and determined that the process described above is the most appropriate for us at this time.

The stock options granted in 2023 vest over a four-year period, subject to the executive officer’s continued service with us. The PSUs vest based on certain Product Revenue goals for the three-year performance period (January 1, 2023 – December 31, 2025). The Product Revenue goals were designed to require substantial effort, taking into account the planned investments in scaling the commercial production of DAXXIFY through ABPS and initiating the Company’s therapeutics commercial launch and the Company’s operational goals. The Compensation Committee set a cumulative

Product Revenue goal for the three-year performance period and an annual Product Revenue goal for each of the three calendar years during the three-year performance period and established a threshold, target and stretch achievement level for each such goal. Up to one-third of the target PSUs are eligible to vest at the end of each of the three calendar years during the performance period, based on the extent to which the annual Product Revenue goal for such year is achieved, and an additional amount of the PSUs is eligible to vest at the end of the three-year performance period, provided that in no event will more than 200% of the target PSUs be eligible to vest.

The PSUs are subject to vesting in the event of a Change in Control, based on target performance or, if such Change in Control occurs following the applicable performance period to which the goal relates, actual performance. All PSU vesting is generally subject to the executive officer’s continuous services provided that in the event of Mr. Foley’s retirement, he will remain eligible for vesting (in certain cases, on a pro-rated basis) based on the extent to which the performance goals are ultimately achieved.

The Compensation Committee chose the PSU performance structure described above to incentivize performance over a meaningful period of time that would result in growth for the Company and stockholder value. The Compensation Committee selected Product Revenue as a performance measure for the 2023 PSUs to focus our NEOs on delivering topline growth and driving our commercial success over the three year performance period. The Compensation Committee determined Product Revenue was an appropriate measure to use in both our annual and long-term incentive programs in order to emphasize the importance of growth by linking a significant portion of our NEOs’ compensation to revenue performance over different time periods. We believe that revenue is the most important driver for sustainable and profitable growth, and in turn, increased stockholder value. The Compensation Committee considered alternative structures for the PSUs and determined that a structure that provided for limited annual vesting opportunity with the potential to earn above-target vesting after the three-year performance period based on cumulative Product Revenue achievement, was the most appropriate structure to provide both retention and incentive for the NEOs to deliver results. We are not disclosing the Product Revenue goals because we believe that doing so would provide competitors with insights into our strategy and business operations that would be harmful to us.

In setting the target Product Revenue goals in January 2023, the Compensation Committee considered various factors, including our historical performance and our then-current forecasts, as well as analyst consensus, to establish levels they felt would be achievable, with substantial effort, if we successfully executed on our operating plan, absent unusual or unexpected factors that impact our business. The level of vesting that would be achieved upon threshold, target and stretch performance after the end of each applicable calendar year and the full three-year performance period is reflected in the chart below.

Performance Vesting Grid

Actual Product Revenue for Performance Period (as a % of Target Revenue Goal)	Resulting Number of Eligible RSUs (as a % of Applicable RSUs)
< 75%	—%
75% (“Threshold”)	25%
100% (“Target”)	100%
125% (“Stretch”)	100%, except that for the cumulative 3-year performance period only: 200%, with such resulting RSUs reduced by any previously earned RSUs

In early 2024, the Compensation Committee assessed performance against our annual Product Revenue goal for 2023 and determined that we had achieved approximately 94.5% of our target, resulting in each of our NEOs vesting in approximately 83.54% of the shares underlying their target PSUs for the first annual measurement period in March 2024. The table below sets forth the number of PSUs that vested in March 2024.

NEO	PSUs (# of shares)
Mark J. Foley	70,750
Tobin C. Schilke	17,447

Dustin Sjuts	22,110
Dwight Moxie	15,143

2022 PSU Vesting

In 2022, we granted our NEOs PSUs that vested based on the achievement of (1) approval by the FDA of the Company’s BLA for DAXXIFY for the treatment of glabellar lines (“DAXXIFY GL Approval”), and (2) the achievement of a $30 per share stock price during any 90 consecutive trading-day period on a volume weighted basis. We obtained DAXXIFY GL Approval in September 2022; as a result, in March 2023, the NEOs vested in 50% of each of their 2022 PSUs. We achieved the $30 stock price goal for the remaining 50% of the 2022 PSUs on April 28, 2023, and the NEOs vested in the remaining portion of the 2022 PSUs in May 2023. The table below sets forth the aggregate number of PSUs that vested in March and May 2023.

NEO	PSUs (# of shares)
Mark J. Foley	351,298
Tobin C. Schilke	84,698
Dustin Sjuts	104,791
Dwight Moxie	84,698

2021 PSA Vesting

In 2021, we granted our NEOs performance share awards (“PSAs”) that only vest upon achievement of $300 in cumulative revenue, calculated in accordance with GAAP, adjusted to exclude revenue recognized from collaboration agreements and classified as collaboration revenue (the "Revenue Target"), measured beginning on January 1, 2021, provided the Revenue Target occurs no later than the three-year anniversary of the date of DAXXIFY GL Approval (the “Performance Deadline”). The Revenue Target was met in June 2023, and accordingly, the NEOs subsequently vested in 100% of their 2021 PSAs in August 2023. The table below sets forth the number of PSAs that vested in August 2023.

NEO	PSAs (# of shares)
Mark J. Foley	122,143
Tobin C. Schilke	22,620
Dustin Sjuts	22,620
Dwight Moxie	19,346

Preview of 2024 Annual Grants

For 2024, our Compensation Committee continued to structure Mr. Foley’s annual equity award to consist entirely of PSUs. For our other NEOs except Mr. Sjuts (who did not receive an award due to his separation effective on March 31, 2024), the Compensation Committee granted an equal combination of PSUs and RSUs. The grant date value of the 2024 annual equity awards for each of our NEOs was lower than those awarded in 2023. The 2024 PSUs vest based upon our total stockholder return during a four-year performance period.
Other Features of our Executive Compensation Program

Agreements with our NEOs
 Employment Agreements

We have entered into employment agreements with each of our NEOs that provide for the basic terms of their employment, including base salary, performance bonus opportunity and equity grants, as well as certain severance and change in control benefits. Each of our NEOs is employed at will and may be terminated at any time for any reason.

Severance and Change in Control Benefits

Regardless of the manner in which a NEO’s service terminates, the NEO is entitled to receive amounts earned during his or her term of service, including salary and any unused vacation accrual. Under our employment agreements, each of our NEOs is eligible to receive severance benefits pursuant to the terms of our Executive Severance Benefit Plan (the “Severance Benefit Plan”). We do not provide any tax gross ups in connection with severance or change in control transactions, nor are any of our NEOs entitled to “single trigger” cash payments upon a change in control without a termination event. The Severance Benefit Plan provides for “double trigger” vesting, such that 100% of the shares subject to outstanding stock awards vest upon a termination without Cause (as defined in the Severance Benefit Plan) or a resignation for Good Reason (as defined in the Severance Benefit Plan) within twelve months following a Change in Control. Our time-vesting equity award agreements provide for acceleration of vesting in the event of a Change in Control, but only to the extent that the acquiring company refuses to continue, assume or substitute such awards. Our Compensation Committee periodically reviews the severance and change in control benefits that we provide, including by reference to market data, to ensure that the benefits remain appropriately structured and at reasonable levels.

The Compensation Committee believes that the severance protection benefits we offer are necessary to provide stability among our executive officers, serve to focus our executive officers on our business operations and avoid distractions in connection with a potential change in control transaction or period of uncertainty. Please see “─Potential Payments upon Termination or Change in Control” for a more detailed description of the Severance Benefit Plan and each of our NEO benefit levels.

In addition, each of our NEOs holds equity awards under our equity incentive plans that were granted subject to our form of award agreements. Certain performance-vesting awards held by our NEOs (including the PSUs granted to all NEOs in 2023) provide for vesting acceleration upon a Change in Control and, with respect to performance awards that vest based on stock price performance goals, only if we achieve those stock price goals as a result of the change in control.

Separation and Consulting Agreement with Mr. Sjuts

In connection with Mr. Sjuts’ separation from the Company as a result of the elimination of his role, we entered into a separation and consulting agreement with Mr. Sjuts, effective March 31, 2024 (the “Sjuts Separation Agreement”). Pursuant to the Sjuts Separation Agreement, Mr. Sjuts will receive severance in the form of monthly cash payments of continued base salary for eighteen months and continued COBRA premium payments for up to eighteen months. These severance benefits are contingent upon Mr. Sjuts executing an effective release and waiver of claims against us as well as continuing to comply with certain other post-termination obligations to us. In addition, pursuant to the terms of the Sjuts Separation Agreement, effective beginning April 1, 2024, Mr. Sjuts began providing consulting services to the Company which are expected to continue until March 31, 2025, unless terminated earlier (the “Sjuts Consulting Period”). During the Sjuts Consulting Period, Mr. Sjuts is eligible to receive monthly consulting fees, and Mr. Sjuts’ outstanding equity awards will continue to be eligible to vest during the Sjuts Consulting Period, subject to earlier expiration in accordance with the terms of such awards and potential acceleration upon certain change in control events. Mr. Sjuts’ separation from the Company was a result of the reorganization and efficiency efforts undertaken by the Company.

Employee Benefit Plans

We sponsor a 401(k) retirement plan in which our NEOs participate on the same basis as our other U.S. employees. In 2023, we provided matching contributions equal to (i) 100% of employee contributions for the first 3% of an employee’s earnings and (ii) 50% of employee contributions for the next 2% of an employee’s earnings. All matching effective during 2023 is immediately fully vested.

Pension Benefits

We do not maintain a defined benefit pension plan for any of our employees.

Nonqualified Deferred Compensation

We do not maintain a plan providing non-qualified deferred compensation for any of our employees.

Other Benefits

We generally do not offer perquisites or personal benefits to our NEOs, although we may from time to time provide reasonable relocation, signing bonuses, retention bonuses, or other benefits to our NEOs as our Compensation Committee determines appropriate.

In 2023, we paid Mr. Sjuts a grossed-up monthly car allowance pursuant to the terms of his employment agreement, as reported in the “Summary Compensation Table.” We provided a car allowance for Mr. Sjuts because of the travel required for his position.

Stock Ownership Guidelines
We maintain Stock Ownership Guidelines to align the interests of our executive officers and directors with the interests of the Company's stockholders and to further promote the Company's commitment to sound corporate governance. The guidelines call for the achievement and maintenance of equity ownership with the following total values: 3X base salary for the CEO; 1X base salary for all other executive officers and 3X annual cash retainers for independent directors (excluding cash retainers for Board committee service). Each executive officer and director are required to meet the minimum stock ownership guidelines within five years of becoming subject to the guidelines. As of December 31, 2023, all participants are still within the five-year timeframe for compliance; however, all of our NEOs and directors met the stock ownership guidelines, with the exception of Dr. Vlad Coric who joined the Company in 2023.
Clawback Policy
We maintain a Clawback Policy, adopted in December 2020, pursuant to which the Company may recoup certain compensation from the Company’s executive officers in the event of fraud or willful misconduct. The Clawback Policy provides that the Company can recoup from executive officers any cash or equity-based incentive compensation that an executive officer was granted, earned, paid or that became vested during the prior 12 months in the event that there is a material restatement of financial results due to fraud or willful misconduct of the executive officer from whom recoupment is sought. The Board or an appropriate committee thereof has discretion to determine whether and to what extent to seek recoupment based on specific facts and circumstances.

In November 2023, in order to comply with SEC rules promulgated under Section 10D-1 of the Exchange Act and Nasdaq listing standards, the Compensation Committee adopted the Company’s Incentive Compensation Recoupment Policy. This policy is separate from and in addition to the Clawback Policy adopted in December 2020. Under the Incentive Compensation Recoupment Policy, in the event of an accounting restatement, the Compensation Committee, as the committee of the Board responsible for administering the policy, is authorized to recover certain incentive-based compensation paid to an executive officer of the Company on or after October 2, 2023 to the extent such incentive-based compensation was erroneously paid on the basis of financial results in respect of any of our three most recently completed fiscal years preceding the restatement.

Additionally, as a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the CEO and CFO may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.

Accounting and Tax Considerations

We account and recognize share-based compensation expense in accordance with ASC 718, Compensation - Stock Compensation. We measure our stock-based awards using the estimated grant-date fair values. For stock options issued and for shares purchased under the 2014 Employee Stock Purchase Plan (the “2014 ESPP”), fair values are determined using the Black-Scholes option pricing model. For PSUs subject to performance-based vesting conditions, the grant-date fair values are determined using the closing price of our common stock on the grant date. For PSUs subject to market-based vesting conditions, fair values are determined using the Monte-Carlo simulation model.

The fair value of stock-based awards is recognized as compensation expense over the requisite service period (generally the vesting period). For PSUs not subject to market-based vesting conditions, the value of the stock-based awards is recognized as compensation expense when the performance condition is probable of achievement. Forfeitures are recognized when they occur. The accounting impact of our compensation programs are one of many factors that the Compensation Committee considers in determining the structure and size of our executive compensation programs.

Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for (i) certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date or (ii) the reliance period exception for certain compensation paid by corporations that became publicly held on or before December 20, 2019.

Although the Compensation Committee considers tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the NEOs in a manner consistent with the goals of our executive compensation program and the best interests of our Company and our stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with our business needs.

 Risk Assessment Concerning Compensation Practices and Policies
With the assistance of the Compensation Committee’s compensation consultant and the Company’s outside counsel, the Compensation Committee reviews the Company’s compensation policies and practices to assess whether they encourage employees to take inappropriate risks. After reviewing and assessing the Company’s compensation philosophy, terms and practices, including the mix of fixed and variable, short and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole. The Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; the mix of short-term compensation (in the form of salary and annual bonus, if any, which is based on a variety of performance factors) and long-term compensation (in the form of stock options and PSUs) prevents undue focus on short-term results and helps align the interests of the Company’s executive officers with the interests of our stockholders. In addition, the Insider Trading Policy and prohibition against hedging and pledging in Company stock protects against short-term decision making. Please see “Corporate Governance — Insider Trading and Hedging Policy.”

Conclusion
It is the opinion of the Compensation Committee that the compensation policies and elements described above provide the necessary incentives to properly align our executive officers’ performance with the interests of our stockholders while maintaining equitable and competitive executive compensation practices that enable us to attract and retain the highest caliber of executive officers.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Ms. Jill Beraud
Dr. Vlad Coric
Mr. Angus C. Russell
The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10‑K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE FOR FISCAL YEARS 2023, 2022 AND 2021
The following table sets forth all of the compensation awarded to, earned by, or paid to each of the NEOs for their services rendered for the years ended December 31, 2023, 2022 and 2021.

Name and Principal Position(s)	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Mark J. Foley	2023	$720,000	$—	$8,810,731	$—	$522,720	$15,464	$10,068,915
CEO	2022	$673,220	$—	$4,178,690	$1,099,525	$640,870	$14,631	$6,606,936
	2021	$660,000	$—	$4,561,652	$1,141,226	$425,700	$317,338	$7,105,916

Tobin C. Schilke	2023	$480,649	$—	$2,172,702	$1,069,863	$237,440	$13,491	$3,974,145
CFO	2022	$453,442	$—	$1,007,483	$518,664	$287,777	$12,465	$2,279,831
	2021	$429,802	$—	$1,267,172	$634,014	$192,336	$11,470	$2,534,794

Dustin Sjuts(5)	2023	$535,000	$—	$2,753,384	$917,555	$336,622	$39,069	$4,581,630
President	2022	$500,000	$—	$1,246,490	$434,291	$380,790	$30,878	$2,592,449
	2021	$434,805	$—	$1,767,178	$634,014	$200,908	$193,506	$3,230,411

Dwight Moxie	2023	$473,295	$—	$1,885,760	$928,565	$229,075	$11,450	$3,528,145
CLO	2022	$446,505	$—	$1,007,483	$518,664	$283,374	$13,895	$2,269,921
	2021	$433,500	$—	$1,083,763	$542,254	$174,593	$10,504	$2,244,615

(1)The dollar amounts in this column represent the aggregated grant date fair value of all time-vesting and performance-vesting unit or stock awards granted during the indicated year. These amounts have been calculated in accordance with ASC 718. For a discussion of valuation assumptions, see Note 11 to our consolidated financial statements included in our FY2023 10-K. With respect to the performance-vesting equity awards granted during 2023, 2022 and 2021, the aggregate grant date fair value is based on the then-probable outcome of the applicable performance conditions. The grant date fair value of the performance-vesting units (PSUs) granted in 2023, assuming achievement of the maximum level of performance under the applicable performance conditions would have been as follows:

Name	Grant Date Fair Value Assuming Maximum Performance
Mark J. Foley	$17,621,463
Tobin C. Schilke	$4,345,404
Dustin Sjuts	$5,506,768
Dwight Moxie	$3,771,519
(2)The dollar amounts in this column represent the aggregate grant date fair value of all option awards granted during the indicated year. These amounts have been calculated in accordance with ASC 718, using the Black-Scholes option-pricing model. For a discussion of valuation assumptions, see Note 11 to our consolidated financial statements included in our FY2023 10-K. These amounts do not necessarily correspond to the actual value that may be recognized from the stock options by the NEOs.
(3)Amounts shown in this column represent cash bonus awards earned by our NEOs under our 2023 Management Bonus Plan. Such bonuses are tied to achievement against financial, commercial, regulatory, manufacturing and clinical goals, with payouts determined after the close of the year and primarily based on our level of achievement against those goals. Payouts occur in the first quarter following the end of the applicable year. For more information regarding our 2023 Management Bonus Plan see “Executive Compensation ─ Compensation Discussion & Analysis ─ Annual Performance-Based Bonuses.”
(4)The table below shows the components of “All Other Compensation” for each of our NEOs.
Fiscal Year 2023 All Other Compensation Table

Name	Retirement Plan Contributions (A)	Insurance Premiums (B)	Other		Total
Mark J. Foley	$12,508	$2,956	$—		$15,464
Tobin C. Schilke	$12,085	$1,406	$—		$13,491
Dustin Sjuts	$15,924	$687	$22,458	(C)	$39,069
Dwight Moxie	$10,419	$1,031	$—		$11,450

(A)Represents Company matching contributions to the accounts of our NEOs in the Company’s 401(k) plan.
(B)Represents life insurance policy premiums paid by the Company on behalf of our NEOs.
(C)Represents a car allowance of $15,000 and gross-up reimbursement of $7,458.
(5)     Mr. Sjuts will cease serving as our President effective March 31, 2024. Beginning April 1, 2024, Mr. Sjuts is expected to continue to provide consulting services to the Company in a non-executive officer capacity through March 2025.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2023
The following table presents, for each of the NEOs, certain information regarding grants of plan-based awards made for the year ended December 31, 2023.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards
Name and Principal Position(s)	Award Type	Grant Date	Target	Maximum	Threshold (2)	Target (2)	Maximum	All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price Per Share of Option Awards	Total Grant Date Fair Value of Stock and Option Awards (3)
Mark J. Foley	PSU	1/31/2023	—	—	63,515	254,058	508,116	—		—	$8,810,731
CEO	Cash Bonus	—	$540,000	$1,080,000		—		—		—	—

Tobin C. Schilke	PSU	1/31/2023	—	—	15,663	62,650	125,300	—		—	$2,172,702
CFO	Option Grant	1/31/2023	—	—		—	—	50,435	(4)	$34.68	$1,069,863
	Cash Bonus	—	$240,325	$480,650		—		—		—	—

Dustin Sjuts	PSU	1/31/2023	—		19,849	79,394	158,788	—		—	$2,753,384
President	Option Grant	1/31/2023	—			—		43,255	(4)	$34.68	$917,555
	Cash Bonus	—	$347,750	$695,500		—		—		—	—

Dwight Moxie	PSU	1/31/2023	—		13,594	54,376	108,752	—		—	$1,885,760
CLO	Option Grant	1/31/2023	—			—		43,774	(4)	$34.68	$928,565
	Cash Bonus	—	$236,648	$473,296		—		—		—	—
(1)These columns set forth the target and maximum cash bonus amount for each NEO for the year ended December 31, 2023 under the 2023 Management Bonus Plan. There is no threshold bonus amount for each individual NEO established under the 2023 Management Bonus Plan. Target bonuses were set as a percentage of each NEO’s base salary earned for the year ended December 31, 2023. The maximum bonus amounts were capped at 200% of the NEO’s target bonus amount. The dollar value of the actual bonus award earned for the year ended December 31, 2023 for each NEO is set forth in the “Summary Compensation Table.” As such, the amounts set forth in this column do not represent either additional or actual compensation earned by the NEOs for the year ended December 31, 2023.
(2)These columns represent the PSUs granted in 2023 under the Company’s 2014 Equity Incentive Plan (the “2014 Plan”) that are eligible to vest, in an amount ranging from 0% to 200% of the target award set forth above based on certain product revenue goals during a three-year performance. The PSUs are eligible to vest both at the end of each applicable calendar year and at the end of the three-year performance period, subject to continued service with the Company, based on either: (i) the extent to which the Company’s product revenue meets designated threshold, target and maximum performance levels, as follows: if the Company achieves 75% of the applicable product revenue goal than 25% of the target PSUs will vest; if the Company achieves 100% of the applicable product revenue goal than 100% of the target PSUs will vest; if the Company achieves 125% of the applicable product revenue goal than 100% of the target PSUs will vest, except that for the full three-year performance period up to 200% (reduced by any previously earned PSUs) of the target PSUs may vest; or (ii) at the target level upon a Change in Control that occurs during the three-year performance period. To the extent product revenue is achieved between the threshold, target and maximum performance levels, the number of PSUs that will vest will be determined using linear interpolation. In March 2024, a portion of the PSUs vested as result of the Company meeting a product revenue goal. The terms of the PSUs are further described in “Executive Compensation─Compensation Discussion and Analysis─Equity-Based Incentive Awards”.
(3)Amounts shown in this column do not reflect compensation actually received or amounts that may be realized in the future by the NEOs. The amounts shown in this column reflect the aggregate grant date fair value for the Stock Options and/or PSUs granted to our NEOs in 2023 as computed in accordance with ASC 718. For a discussion of valuation assumptions, see Note 11 to our consolidated financial statements included in our

FY2023 10-K. Please see “Summary Compensation Table – footnote (1)” above for further detail on the grant date fair value of the PSUs granted in 2023, assuming achievement of the maximum level of performance under the applicable performance conditions.
(4)The shares subject to the Stock Option vest over a four-year period, with one-forty-eighth of the shares vesting each month, commencing on January 31, 2023, subject to the NEO providing continued service to us through each vesting date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2023
The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2023.

	Option Awards						Stock Awards
Name and Title	Grant Date		Number of Shares of Common Stock Underlying Unexercised Stock Options Exercisable Shares (#)	Number of Shares of Common Stock Underlying Unexercised Stock Options Unexercisable Shares (#)	Option Exercise Price per Share	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Mark J. Foley	9/5/2017		12,000	—	$24.55	9/4/2027	—	—	—	—
CEO	5/10/2018		6,000	—	$29.15	5/9/2028	—	—	—	—
	5/9/2019		9,000	—	$12.82	5/8/2029	—	—	—	—
	10/13/2019	(1)	740,000	—	$12.18	10/12/2029	—	—	—	—
	2/2/2021	(2)	52,179	21,486	$28.01	2/1/2031	—	—	—	—
	2/2/2022	(2)	65,730	77,624	$13.08	2/1/2032	—	—	—	—
	10/13/2019	(3)	—	—	—	—	—	—	344,000	$3,023,760
	2/2/2021	(4)	—	—	—	—	13,572	$119,298	—	—
	1/31/2023	(5)	—	—	—	—	—	—	254,058	$2,233,170

Tobin C. Schilke	11/5/2018	(1)	100,000	—	$24.96	11/4/2028	—	—	—	—
CFO	1/24/2019	(2)	30,000	—	$17.23	1/23/2029	—	—	—	—
	1/23/2020	(2)	95,468	2,032	$22.32	1/22/2030	—	—	—	—
	2/2/2021	(2)	28,988	11,937	$28.01	2/1/2031	—	—	—	—
	2/2/2022	(2)	31,209	36,884	$13.08	2/1/2032	—	—	—	—
	1/31/2023	(2)	11,558	38,877	$34.68	1/30/2033	—	—	—	—
	1/23/2020	(3)	—	—	—	—	—	—	18,000	$158,220
	2/2/2021	(4)	—	—	—	—	7,540	$66,277	—	—
	1/31/2023	(5)	—	—	—	—	—	—	62,650	$550,694

	Option Awards						Stock Awards
Name and Title	Grant Date		Number of Shares of Common Stock Underlying Unexercised Stock Options Exercisable Shares (#)	Number of Shares of Common Stock Underlying Unexercised Stock Options Unexercisable Shares (#)	Option Exercise Price per Share	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dustin Sjuts	3/1/2018	(1)	28,000	—	$29.85	2/28/2028	—	—	—	—
President	11/5/2018	(2)	30,000	—	$24.96	11/4/2028	—	—	—	—
	1/24/2019	(2)	10,000	—	$17.23	1/23/2029	—	—	—	—
	1/23/2020	(2)	97,916	2,084	$22.32	1/22/2030	—	—	—	—
	2/2/2021	(2)	28,988	11,937	$28.01	2/1/2031	—	—	—	—
	2/2/2022	(2)	26,132	30,884	$13.08	2/1/2032	—	—	—	—
	1/31/2023	(2)	9,912	33,343	$34.68	1/30/2033
	1/23/2020	(3)	—	—	—	—	—	—	20,000	$175,800
	2/2/2021	(4)	—	—	—	—	7,540	$66,277	—	—
	11/9/2021	(4)	—	—	—	—	11,974	$105,251	—	—
	1/31/2023	(5)	—	—	—	—	—	—	79,394	$697,873

Dwight Moxie	2/18/2020	(1)	162,916	7,084	$25.93	2/17/2030	—	—	—	—
CLO	2/2/2021	(2)	24,793	10,209	$28.01	2/1/2031	—	—	—	—
	2/2/2022	(2)	31,209	36,884	$13.08	2/1/2032	—	—	—	—
	1/31/2023	(2)	10,031	33,743	$34.68	1/30/2023	—	—	—	—
	2/18/2020	(3)	—	—	—	—	—	—	14,000	$123,060
	2/2/2021	(4)	—	—	—	—	6,449	$56,687	—	—
	1/31/2023	(5)	—	—	—	—	—	—	54,376	$477,965

(1)The shares subject to the stock options vest over a four-year period, with 25% vesting on the one-year-anniversary from the grant date, and the balance vesting each month over the remaining three-year period, subject to the NEO providing continued service to us through each vesting date.
(2)The shares subject to the stock option vest over a four-year period, with one-forty-eighth of the shares vesting each month, subject to the NEO providing continued service to us through each vesting date.
(3)The PSAs will vest as follows, subject to the NEO providing continued service to us through the vesting date: upon the earlier of the following, as confirmed by the Board or Compensation Committee on or before October 13, 2029: (i) the date that the closing share price of our common stock is at least $40 per share and remains at or above $40 per share during any 90 consecutive trading-day period on a volume-weighted average price basis; or (ii) upon a Change in Control in which the purchase price of our common stock is at or above $40 per share.
(4)The shares subject to the time-based equity award vest over a three-year period, with one-third of the shares vesting each year, subject to the NEO providing continued service to us through each vesting date.
(5)The PSUs will vest as follows, in an amount ranging from 0% to 200% of the target award based on certain product revenue goals during a three-year performance period, subject to the NEO providing continuous service to us through the vesting date, based on either: (i) the extent to which the Company’s product revenue meets designated threshold, target and maximum performance levels, as follows: if the Company achieves 75% of the applicable product revenue goal than 25% of the target PSUs will vest; if the Company achieves 100% of the applicable product revenue goal than 100% of the target PSUs will vest; if the Company achieves 125% of the applicable product revenue goal than 100% of the target PSUs will vest, except that for the full three-year performance period up to 200% (reduced by any previously earned PSUs) of the target PSUs may vest; or (ii) at the target level upon a Change in Control that occurs during the three-year performance period. To the extent product revenue is achieved between the threshold, target and maximum performance levels, the number of PSUs that will vest will be determined using linear interpolation. In March 2024, a portion of the PSUs vested as result of the Company meeting a product revenue goal. The terms of the PSUs are further described in “Executive Compensation─Compensation Discussion and Analysis─Equity-Based Incentive Awards”.

(6)The market value is based on the closing price of our common stock as of December 29, 2023 of $8.79 per share.

OPTION EXERCISES AND STOCK VESTED IN 2023
The following table includes certain information with respect to RSAs, PSAs and PSUs that vested during the year ended December 31, 2023. No option awards were exercised during the year ended December 31, 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Mark J. Foley	487,013	$14,685,646
Tobin C. Schilke	120,358	$3,725,044
Dustin Sjuts	153,591	$4,544,607
Dwight Moxie	118,827	$3,702,475
(1)    Amount reflects the product of the fair market value of our common stock on the applicable vesting date multiplied by the number of shares subject to RSAs, PSAs and PSUs that vested and does not necessarily reflect proceeds actually received by the NEOs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Severance Benefit Plan
Each of our NEOs are participants under our Severance Benefit Plan, which provides severance benefits in the event of certain qualifying terminations of employment, subject to the executive’s execution of a waiver and release of claims in favor of the Company and the existence of a proprietary information and inventions agreement between the executive and the Company.

Our Severance Benefit Plan is periodically reviewed by our Compensation Committee and Board and was amended and restated by the Board most recently in February 2024. Under our Severance Benefit Plan, upon an involuntary termination of a participant other than for “Cause” (as defined in the Severance Benefit Plan), and where such termination is not in connection with or within 12 months following a change in control, the benefits provided under the Severance Benefit Plan consist of: (i) monthly cash payments (a) in an amount equal to 18 times the officer’s monthly base salary, in the case of our CEO or President, and (b) in an amount equal to twelve times the officer’s monthly base salary, in the case of our other NEOs; and (ii) payment by the Company of COBRA premiums for the participant and his or her eligible dependents for a period of up to 18 months in the case of our CEO or President, and up to 12 months in the case of the other NEOs.

In connection with or for a period of 12 months following a change in control, upon an involuntary termination of a participant for any reason other than Cause, or upon the participant’s resignation for “Good Reason” (as defined in the Severance Benefit Plan), then the benefits provided by the Severance Benefit Plan will consist of: (i) a lump sum payment equal to the sum of the participant’s monthly base salary and monthly annual target bonus, multiplied by 24 in the case of our CEO or President, and by 18 in the case of the other NEOs; (ii) payment of COBRA premiums for the NEO and his or her eligible dependents for a period of up to 24 months in the case of our CEO or President, and up to 18 months in the case of the other NEOs; and (iii) accelerated vesting of all unvested stock options and other stock awards then held by the NEO, provided that awards that vest based on performance goal will be governed by the terms of the individual award agreements.

Under the Severance Benefit Plan, a “change in control” is defined the same way it is under the the 2014 Plan. If any of the benefits provided under the Severance Benefit Plan would constitute a “parachute payment” within the meaning of Section 280G of the “Code, such that the payments would become subject to the excise tax imposed by Section 4999 of the Code, then the payments will either be paid in full to the participant, or reduced so that no portion of such benefits will be subject to the excise tax, whichever provides the greater after-tax benefit to the participant.

A NEO’s right to receive payment of benefits under the Severance Benefit Plan will immediately terminate if, at any time prior to or during the period the NEO is receiving such benefits, the NEO (i) willfully breaches a material provision of the executive’s proprietary information and inventions agreement with the Company or any obligations of confidentiality, non-solicitation, non-disparagement, no conflicts or non-competition set forth in any other agreement between the executive and the Company, (ii) encourages or solicits any of our then-current employees to leave our employ for any reason or otherwise interferes in our employment relationships with our then-current employees or (iii) interferes in any of our existing business relationships, in each case of (i), (ii) or (iii) without the prior written approval of the Company.

The Severance Benefit Plan provides for “double trigger” vesting, such that 100% of the shares subject to outstanding stock awards vest upon a termination without Cause (as defined in the Severance Benefit Plan) or a resignation for Good Reason (as defined in the Severance Benefit Plan), in either case within twelve months following a change in control.

Sjuts Separation Agreement

In connection with Mr. Sjuts’ separation from the Company as a result of the elimination of his role, we entered into a separation and consulting agreement with Mr. Sjuts, effective March 31, 2024 (the “Sjuts Separation Agreement”). Under the Sjuts Separation Agreement, Mr. Sjuts received the level of severance benefits described above under our Severance Benefit Plan. In addition, the Sjuts Separation Agreement provides for Mr. Sjuts consulting services which are expected to continue until March 31, 2025, unless terminated earlier (the “Sjuts Consulting Period”). During the Sjuts Consulting Period, Mr. Sjuts is eligible to receive monthly consulting fees, and Mr. Sjuts’s outstanding equity awards will continue to be eligible to vest during the Sjuts Consulting Period (subject to earlier expiration in accordance with the terms of such awards and potential acceleration upon certain change in control events). “─Compensation Discussion and Analysis─Other Features of our Executive Compensation Program─Agreements with our NEOs─Separation and Consulting Agreement with Mr. Sjuts”.

Equity Awards
Our time-vesting equity award agreements provide for acceleration of vesting in the event of a change in control, if and to the extent that the acquiring company refuses to continue, assume or substitute such awards.

As described in detail above, the Severance Benefit Plan provides for “double trigger” vesting acceleration of outstanding equity awards, such that 100% of the shares subject to outstanding stock awards vest upon certain types of involuntary terminations upon or a termination without Cause or a resignation for Good Reason within twelve months following a change in control.

In addition to the Severance Benefit Plan, the NEO’s PSAs granted in 2019 for Mr. Foley and 2020 for all other NEOs provides for full vesting acceleration in the event of a change in control as follows: the shares will vest upon a change in control that occurs on or before October 13, 2029 in which the purchase price of our common stock is at or above $40 per share, with all per share prices to be adjusted for any stock splits, recapitalizations and other similar transactions. The NEO’s PSUs granted in 2023 provide for vesting at the target level upon a change in control that occurs on or before December 31, 2025, with all per share prices to be adjusted for any stock splits, recapitalizations and other similar transactions. Mr. Foley’s PSUs granted in 2023 also provide that in the event of his retirement, he will remain eligible for vesting (in certain cases, on a pro-rated basis) based on the extent to which the performance goals are ultimately achieved.

Potential Payments Upon Termination or Change-in-Control
The following table shows the potential payments upon termination of employment or a change in control for the NEOs. Except as otherwise indicated below, the table assumes that the triggering event took place on December 31, 2023. See also “Compensation Discussion and Analysis — Executive Compensation Program — Other Features of our Executive Compensation Program — Severance and Change in Control Benefits.”

Name	Benefit		Involuntary Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control ($)	Involuntary Termination Without Cause Not in Connection with a Change in Control ($)	Certain Change in Control Transactions without Termination ($)(1)	Retirement
Mark J. Foley	Severance Payments		$2,520,000	$1,080,000	$—	$—
CEO	Vesting Acceleration	(2)	$2,352,468	$—	$2,352,468	$621,893 (3)
	COBRA Payments		$53,528	$40,146	$—	$—
	Benefit Total		$4,925,996	$1,120,146	$2,352,468	$621,893

Tobin C. Schilke	Severance Payments		$1,081,460	$480,649	$—	$—
CFO	Vesting Acceleration	(2)	$616,970	$—	$616,970	$—
	COBRA Payments		$16,758	$16,758	$—	$—
	Benefit Total		$1,715,188	$497,407	$616,970	$—

Dustin Sjuts (4)	Severance Payments		$1,324,125	$802,500	$—	$—
President	Vesting Acceleration	(2)	$869,401	$—	$869,401	$—
	COBRA Payments		$14,885	$14,885	$—	$—
	Benefit Total		$2,208,411	$817,385	$869,401	$—

Dwight Moxie	Severance Payments		$1,064,916	$473,296	$—	$—
CLO	Vesting Acceleration	(2)	$534,652	$—	$534,652	$—
	COBRA Payments		$36,802	$36,802	$—	$—
	Benefit Total		$1,636,370	$510,098	$534,652	$—

(1)In the event of a Change in Control, if our successor does not agree to assume the existing equity plans or to substitute equivalent awards or rights for the stock options, RSAs or RSUs, then the vesting of the unvested stock options and stock awards shall accelerate in full, effective immediately prior to a Change in Control, except that, for PSAs subject to stock price goals, such stock price goal must be achieved as of the Change in Control. If a Change in Control occurred on December 31, 2023, the PSA stock price goals would not be met and as a result, amounts reflected for such awards are zero in the table above. The amount in this column assumes all outstanding PSUs granted in 2023 vest at target, although, as described above in “—Compensation Discussion and Analysis,” the 2023 annual performance goal for the PSUs was met at approximately 84% of target.

(2)Assumes that the triggering event occurred on December 29, 2023 (the last trading day of 2023), when the closing sale price per share of our common stock was $8.79. The amount of the vesting acceleration is determined by: (i) aggregating for all accelerated stock options, the amount equal to the excess, if any, of $8.79 over the relevant exercise price of the stock option, multiplied by the number of shares underlying unvested stock options at such exercise price as of December 29, 2023; and (ii) aggregating for all accelerated RSAs and PSUs, the amount equal to $8.79 multiplied by the number of shares underlying the unvested RSAs and PSUs that are accelerated pursuant to the terms of the relevant award. There can be no assurance that a similar triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at a time when our closing sale price is different.

(3)Assumes the triggering event occurred on December 31, 2023. The amount of the vesting acceleration is determined by multiplying the portion of PSUs that were granted in January 2023 and eligible to vest based on the first year performance period, multiplied by $8.79. The PSUs provide that if retirement occurs during 2023, only a pro-rated portion of the then-outstanding award shall remain outstanding and eligible to vest based on the months of service provided by Mr. Foley during 2023, and the remaining PSUs for subsequent performance periods are forfeited. Mr. Foley is entitled to continued vesting of the PSUs granted in January 2023 if he retires after December 31, 2023, and such PSUs will vest, if at all, to the extent that revenue goals are achieved during the performance period, up to 200%.

(4)Mr. Sjuts ceased employment during 2024. See “─Potential Payments Upon Termination or Change in Control─Sjuts Separation Agreement” for further information on the terms of Mr. Sjuts’s separation.

CEO PAY RATIO
Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee, as well as the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our CEO, Mark J. Foley (“CEO Pay Ratio”). To identify our median employee, we used the following methodology:

•To determine our total population of employees, we included all full-time and part-time employees as of December 31, 2023. We changed our median employee determination date from October 13th to December 31st in order to align with our fiscal year end.
•To identify our median employee from our employee population, we calculated the annual target amount of each employee’s (other than Mr. Foley) 2023 base salary using a reasonable estimate of the hours worked and no overtime for hourly employees, and bonus or commission, as applicable, plus the aggregate grant date fair value of equity awards granted in 2023 as our compensation measure that we consistently applied to all employees.
•In making this determination, we annualized the base salary and target bonus compensation of employees who were employed by us for less than the entire fiscal year.

For 2023, the annual total compensation of our median employee was $238,081, and the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $10,068,915. Based on this information, for 2023, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was approximately 42 to 1.

The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures. Neither the Compensation Committee nor our management used our CEO Pay Ratio measure in making compensation decisions.

ITEM 402(v) PAY VERSUS PERFORMANCE
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and NEO pay. For additional information about our pay-for-performance philosophy and how we align executive compensation with Company performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Required Tabular Disclosure of Pay Versus Performance

The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid for non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in “Executive Compensation – Compensation Discussion and Analysis.”

Fiscal Year	Summary Compensation Table Total for PEO(1)(2)	Compensation Actually Paid to PEO(1)(3)	Average Summary Compensation Table Total for non-PEO NEOs(1)(2)	Average Compensation Actually Paid to non-PEO NEOs(1)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (in thousands)(5)	Product Revenue (in thousands)(6)
					Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$10,068,915	$6,293,718	$4,027,973	$2,799,090	$54.16	$115.42	$(323,986)	$212,658
2022	$6,606,916	$14,647,188	$2,600,645	$3,224,270	$113.74	$111.27	$(356,422)	$118,131
2021	$7,105,916	$(14,431,563)	$2,833,814	$(18,373)	$100.55	$124.89	$(281,310)	$70,820
2020	$8,780,936	$26,328,963	$2,878,149	$4,800,096	$174.61	$125.69	$(282,089)	$12,877
(1)The following individuals are our PEO and other non-PEO NEOs for each fiscal year:

Year	PEO	Non-PEO NEOs
2023	Mark J. Foley	Tobin Schilke, Dustin Sjuts and Dwight Moxie
2022	Mark J. Foley	Tobin Schilke, Dustin Sjuts, Dwight Moxie and Abhay Joshi
2021	Mark J. Foley	Tobin Schilke, Dustin Sjuts, Abhay Joshi and Aubrey Rankin
2020	Mark J. Foley	Tobin Schilke, Dustin Sjuts, Dwight Moxie and Abhay Joshi

(2)Represents the amount of total compensation reported for Mr. Foley (our CEO) and the average total compensation for our non-PEO NEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Executive Compensation Tables—Summary Compensation Table.”

(3)Represents the amount of CAP to Mr. Foley and the average amount of CAP to our Non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the reported total compensation for 2023 to determine the CAP:

Year	NEOs	Summary Compensation Table (“SCT”) Total Compensation	Subtract: Grant Date Fair Value of New Awards*	Add: Fair Value at Applicable Fiscal Year End of Awards Granted during Applicable Year that Remain Unvested as of Applicable Fiscal Year End*
Add: Change in Fair Value from the end of the Prior Fiscal Year to the end of the Applicable Fiscal Year of Awards Granted during Prior Fiscal Years that were Outstanding and Unvested as of Applicable Fiscal Year End*
						Add: Vesting Date Fair Value of Awards Granted during the Applicable Fiscal Year that Vested during Applicable Fiscal Year*	Add: Change in Fair Value as of the Vesting Date of Awards Granted during Prior Fiscal Years that Vested during the Applicable Fiscal Year*	CAP
2023	PEO	$10,068,915	$8,810,731	$2,233,170	$(4,331,529)	—	$7,133,893	$6,293,718
2023	Average Non-PEO NEOs	$4,027,973	$3,242,610	$673,238	$(641,665)	$116,811	$1,865,343	$2,799,090

*The fair values of stock options vested during the fiscal year or outstanding as of fiscal year end were estimated using the Black-Scholes option pricing model with the following assumptions, which are materially different from the assumptions used for estimating the grant-date fair value as reported in the “Option Awards” columns in the Summary Compensation Table:

Expected term (in years)	3.6 – 6.1
Expected volatility	61.3 – 72.9%
Risk-free interest rate	3.4 – 4.9%
Expected dividend rate	—

(4)For the relevant fiscal year, represents the cumulative TSR of our common stock and the Nasdaq Biotechnology Index at the end of each fiscal year. In each case, assume an initial investment of $100 on December 31, 2019. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(5)The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year. Although we received DAXXIFY FDA approvals in 2022 and 2023, we expect to continue to incur GAAP losses for the foreseeable future. Consequently, the Company did not use net income (loss) as a performance measure in its executive compensation program.
(6)Product Revenue is selected as the measure we believe represents the most important financial performance measure not otherwise presented in the table above that we use to link compensation actually paid to our NEOs for 2023 to our Company’s performance. Product Revenue means revenue recognized from the sale of DAXXIFY and the RHA® Collection of dermal fillers, as disclosed in accordance with GAAP in our annual financial statements.

Required Tabular Disclosure of Most Important Financial Performance Measures

As described in greater detail in “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•Product Revenue
•Stock Price
•Total Revenue, calculated in accordance with GAAP and adjusted to exclude revenue recognized from collaboration agreements and classified as collaboration revenue
•Cash Burn; and
•DAXXIFY CD Approval

Required Disclosure of the Relationship Between CAP and Financial Performance Measures

As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between Company total shareholder return and that of the Nasdaq Biotechnology Index. As noted above, CAP for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and does not reflect the amount of compensation earned by or actually paid to our NEOs during the applicable years.

Revance & Peer TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
$30
$25
$20
$15
$10
$5
$0
-$5
-$10
-$15
-$20
Value of $100 Investment from 12/31/2019
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
FY 2020
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
RVNC TSR
NASDAQ Biotech TSR

Revance Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
$30
$25
$20
$15
$10
$5
$0
-$5
-$10
-$15
-$20
Net Income ($M)
$0
($50)
($100)
($150)
($200)
($250)
($300)
($350)
($400)
FY 2020
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Net Income ($M)

Revance Product Revenue vs. Compensation Actually Paid
Compensation Actually Paid ($M)
$30
$25
$20
$15
$10
$5
$0
-$5
-$10
-$15
-$20
Product Revenue($M)
$250,000
$200,000
$150,000
$100,000
$50,000
$0
FY 2020
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Product Revenue ($M)

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act,, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 8, 2024 by: (i) each director and nominee for director; (ii) each NEO; (iii) all of our executive officers and directors as a group, and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under options that are exercisable within 60 days after March 8, 2024 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13Gs filed with the SEC. The percentage of beneficial ownership is based on 104,215,614 shares of our common stock outstanding as of March 8, 2024.
The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.
Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Revance Therapeutics, Inc., 1222 Demonbreun Street, Suite 2000, Nashville, Tennessee 37203.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares		Percentage of Total
NEOs and Directors:
Mark J. Foley	2,033,869	(1)	1.9%
Tobin Schilke	423,995	(2)	*
Dustin Sjuts	426,567	(3)	*
Dwight Moxie	309,629	(4)	*
Erica Jordan	9,314	(5)	*
David Hollander	24,659	(6)	*
Jill Beraud	82,828	(7)	*
Julian S. Gangolli	105,328	(8)	*
Carey O'Connor Kolaja	43,417	(9)	*
Chris Nolet	82,828	(10)	*
Angus C. Russell	109,728	(11)	*
Olivia C. Ware	45,775	(12)	*
Vlad Coric, M.D.	15,346	(13)	*
Directors and executive officers as a group (total of 13 persons)	3,713,283	(14)	3.5%
Greater than 5% Stockholders:
Palo Alto Investors LP and affiliates	5,237,284	(15)	5.0%
Capital World Investors	11,939,076	(16)	11.5%
Entities affiliated with GIC Private Limited	5,825,881	(17)	5.6%
Entities affiliated with BlackRock, Inc.	7,453,371	(18)	7.2%
Teoxane SA	6,550,800	(19)	6.3%
Entities affiliated with Franklin Resources Inc.	6,108,277	(20)	5.9%
*    Represents beneficial ownership of less than 1% of the outstanding common stock
(1)Consists of (i) 944,718 shares of common stock, 70,750 shares of common stock underlying PSUs that vested March 15, 2024 and 907,488 shares of common stock underlying options that are exercisable within 60 days of March 8, 2024 and (ii) 110,913 shares of common stock held by the Mark J Foley Living Trust. Mr. Foley is a Trustee of the Mark J Foley Living Trust. Excludes 344,000 shares underlying unvested PSAs and 882,706 shares underlying unvested PSUs held by Mr. Foley.
(2)Consists of 91,735 shares of common stock, 17,447 shares of common stock underlying PSUs that vested March 15, 2024 and 314,813 shares of common stock underlying options that are exercisable within 60 days of March 8, 2024. Excludes 96,667 shares underlying unvested RSUs, 18,000 shares underlying unvested PSAs and 138,433 shares underlying unvested PSUs held by Mr. Schilke.

(3)Consists of 157,618 shares of common stock, 22,110 shares of common stock underlying PSUs that vested March 15, 2024 and 246,839 shares of common stock underlying options that are exercisable within 60 days of March 8, 2024. Excludes 20,000 shares underlying unvested PSAs and 52,929 shares underlying unvested PSUs held by Mr. Sjuts.
(4)Consists of 44,066 shares of common stock, 15,143 shares of common stock underlying PSUs that vested March 15, 2024 and 250,420 shares of common stock underlying options that are exercisable within 60 days of March 8, 2024. Excludes 90,000 shares underlying unvested RSUs, 14,000 shares underlying unvested PSAs and 126,250 shares underlying unvested PSUs held by Mr. Moxie.
(5)Consists of 9,314 shares of common stock. Excludes 107,942 shares underlying unvested RSUs and 80,000 shares underlying unvested PSUs held by Ms. Jordan.
(6)Consists of 6,034 shares of common stock and 18,625 shares of common stock underlying options that are exercisable within 60 days of March 8,2024. Excludes 102,819 shares underlying unvested RSUs and 80,000 shares underlying unvested PSUs held by Mr. Hollander.
(7)Consists of 28,606 shares of common stock and 54,222 shares of common stock underlying options that are exercisable within 60 days of March 8, 2024.
(8)Consists of 30,106 shares of common stock and 75,222 shares of common stock underlying options that are exercisable within 60 days of March 8, 2024.
(9)Consists of 16,561 shares of common stock and 26,856 shares of common stock underlying options that are exercisable within 60 days of March 8, 2024.
(10)Consists of 28,606 shares of common stock and 54,222 shares of common stock underlying options that are exercisable within 60 days of March 8, 2024.
(11)Consists of 36,506 shares of common stock and 73,222 shares of common stock underlying options that are exercisable within 60 days of March 8, 2024.
(12)Consists of 16,675 shares of common stock and 29,100 shares of common stock underlying options that are exercisable within 60 days of March 8, 2024.
(13)Consists of 5,784 shares of common stock and 9,562 shares of common stock underlying options that are exercisable within 60 days of March 8, 2024.
(14)Includes shares beneficially owned by all current executive officers and directors of the Company. Consists of 1,527,242 shares of common stock, 125,450 shares of common stock underlying PSUs that vested March 15, 2024 and 2,060,591 shares of common stock underlying options that are exercisable within 60 days of March 8, 2024.
(15)The indicated ownership is based on a Schedule 13G/A filed with the SEC by the reporting persons on February 14, 2024, reporting beneficial ownership as of December 31, 2023. According to the Schedule 13G/A, the reporting persons beneficially own a total of 5,237,284 shares of common stock held by Palo Alto Investors LP, PAI LLC, Dr. Patrick Lee and Dr. Anthony Joonkyoo Yun. The reporting persons have shared power to vote 5,237,284 shares and shared power to dispose 5,237,284. The address for each of the foregoing entities and persons is 470 University Avenue, Palo Alto, CA 94301.
(16)The indicated ownership is based on a Schedule 13G/A filed with the SEC by the reporting persons on February 9, 2024, reporting beneficial ownership as of December 29, 2023. According to the Schedule 13G/A, the reporting persons beneficially own a total of 11,939,076 shares of common stock held by Capital World Investors (“CWI”). CWI is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc. and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”). CWI's divisions of each of the investment management entities collectively provide investment management services under the name “Capital World Investors.” The address for CWI is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.

(17)The indicated ownership is based on a Schedule 13G/A filed with the SEC by the reporting persons on February 9, 2024, reporting beneficial ownership as of December 31, 2023. According to the Schedule 13G/A, the reporting persons beneficially own a total of 5,825,881 shares of common stock held by GIC Private Limited (“GIC”) and its clients, the Government of Singapore (“GoS”) and the Monetary Authority of Singapore (“MAS”). Under the investment management agreement with GoS, GIC has been given the sole discretion to exercise the voting rights attached to, and the disposition of, any shares managed on behalf of GoS. As such, GIC has the sole power to vote and power to dispose of the 3,633,067 securities beneficially owned by it. GIC shares power to vote and dispose of 2,192,814 securities beneficially owned by it with MAS. The address for GIC Private Limited is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.
(18)The indicated ownership is based on a Schedule 13G/A filed with the SEC by the reporting persons on January 25, 2024, reporting beneficial ownership as of December 31, 2023. According to the Schedule 13G/A, the reporting persons beneficially own a total of 7,453,371 shares of common stock held by BlackRock, Inc. and its subsidiaries: Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors and BlackRock Fund Managers Ltd. The address for each of the foregoing persons and entities is 50 Hudson Yards, New York, NY 10001.
(19)The indicated ownership is based on a Schedule 13D/A filed with the SEC by the reporting persons on October 24, 2023, reporting beneficial ownership as of October 17, 2023. According to the Schedule 13D/A, the reporting persons beneficially own a total of 6,550,800 shares of common stock held by Teoxane SA. The address for each of the foregoing persons and entities is Rue de Lyon 105, CH 1203, Geneva, Switzerland.

(20)The indicated ownership is based on a Schedule 13G filed with the SEC by the reporting persons on February 6, 2024, reporting beneficial ownership as of December 31, 2023. According to the Schedule 13G, the reporting persons beneficially own a total of 6,108,277 shares of common stock held by Franklin Resources Inc., Charles B. Johnson, Rupert H. Johnson Jr., Fiduciary Trust International, LLC, Franklin Advisers, Inc. and Fiduciary Trust Company International. Fiduciary Trust International, LLC has sole power to vote 3,299 shares, sole power to dispose and 3,299 shares. Franklin Advisers, Inc. has sole power to vote 6,064,378 shares and sole power to dispose 6,064,378 shares. Fiduciary Trust Company International has sole power to 40,600 shares and sole power to dispose 40,600 shares. The address for each of the foregoing persons and entities is One Franklin Parkway, San Mateo, CA 94403.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:	3,602,355	(2)	20.14	6,118,930	(3)
Equity compensation plans not approved by security holders:	230,995	(4)	13.70	1,080,457	(5)
Total	3,833,350		19.75	7,199,387
(1)The weighted average exercise price excludes RSAs, RSUs, PSAs and PSUs, which have no exercise price.
(2)Includes 3,592,355 and 10,000 shares of common stock issuable pursuant to outstanding stock options under the 2014 Plan and the 2012 Equity Incentive Plan, respectively.
(3)Includes (i) 4,457,206 shares of common stock available for issuance under our 2014 Plan and (ii) 1,661,724 shares of common stock available for issuance under our 2014 ESPP. The number of shares of our common stock reserved for issuance under the 2014 Plan automatically increases on January 1 of each year, starting on January 1, 2015 and continuing through January 1, 2024, by 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or such lesser number of shares of common stock as determined by our Board. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2014 Plan is 2,000,000 shares. The number of shares of our common stock reserved under the 2014 ESPP for issuance automatically increases on January 1st each year, starting January 1, 2015 and continuing through January 1, 2024, in an amount equal to the lower of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, and (ii) 300,000 shares of common stock, or such lesser number of shares of common stock as determined by our Board. If a purchase right granted under our 2014 ESPP terminates without having been exercised, the shares of our common stock not purchased under such purchase right will be available for issuance under our 2014 ESPP.
(4)Includes 122,000 of common stock issuable pursuant to outstanding stock options under our 2014 Inducement Plan adopted exclusively for grants of awards to individuals that were not previously our employees or directors, as an inducement material to the individual’s entry into employment with us within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. The terms and conditions of the 2014 Inducement Plan and the equity awards to be granted thereunder are substantially similar to the 2014 Plan, each of which are describe in Note 11 – Stock-based Compensation of our Consolidated Financial Statement included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Includes 108,995 shares of common stock issuable pursuant to outstanding stock options with a weighted-average exercise price of $2.07 under the Hint, Inc. 2017 Equity Incentive Plan (the “HintMD Plan”) and assumed by the Company pursuant to the acquisition of all of the issued and outsanding shares of HintMD (the “HintMD Acquisition”), which awards if cancelled, will not be reissued.

(5)Consists of 1,080,457 shares of common stock available for issuance under our 2014 Inducement Plan.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our Company.
To the best of our knowledge, based solely on a review of the copies of such reports filed with the SEC and written representations that no other reports were required, during the fiscal year ended December 31, 2023, all of our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them, except for the following forms, which were inadvertently filed late: a Form 4 for each of Mr. Foley, Mr. Schilke, Mr. Sjuts and Mr. Moxie were filed on May 16, 2023 for a February 2, 2022 transaction.

TRANSACTIONS WITH RELATED PERSONS
Related-Person Transactions Policy and Procedures
All transactions between us and our officers, directors, principal stockholders and their affiliates are subject to approval by the Audit Committee, or a similar committee consisting of entirely independent directors, according to the terms of our written Related-Person Transactions Policy and Code of Conduct. For purposes of our Related-Person Transactions Policy, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries is or will be a participant and any “related person” has or will have direct or indirect material interest in which the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year (including any transactions requiring disclosure under Item 404 of Regulation S-K). This also includes any material amendment or modification to an existing related person transaction. A related person's interest in a transaction or arrangement shall be presumed to be material unless it is clearly immaterial in nature or magnitude, is considered to immaterial under Item 404 of Regulation S-K, or has been determined in accordance with the Related-Person Transactions Policy to be immaterial. A “related person” is any executive officer, director, director nominee or more than five percent stockholder of our Company, including any of their immediate family members, and any entity owned or controlled by such persons.
In the event that the Company proposes to enter into, or materially amend, a related-person transaction, the Company's General Counsel and Chief Financial Officer shall undertake an evaluation of the related-person transaction. If that evaluation indicates that the related-person transaction would require the approval of the Audit Committee, the General Counsel shall present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation shall include, to the extent reasonably available, a description of (i) all of the parties thereto, (ii) the interests, direct or indirect, of any related person in the transaction in sufficient detail so as to enable the Audit Committee to fully assess such interests, (iii) a description of the purpose of the transaction, (iv) all of the material facts of the proposed related-person transaction, including the proposed aggregate value of such transaction, or, in the case of indebtedness, the amount of principal that would be involved, (v) the benefits to the Company of the proposed related-person transaction, (v) if applicable, the availability of other sources of comparable products or services, (vi) an assessment of whether the proposed related-person transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to employees generally and (vii) management's recommendation with respect to the proposed related-person transaction.
The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not consistent with, the best interests of our Company and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion. Under the policy, any related-person transaction, if not a related-person transaction when originally consummated, or if not initially identified as a related-person transaction prior to consummation, shall be submitted to the Audit Committee for review and ratification in accordance with the approval policies as set forth in the Related-Person Transactions Policy as soon as reasonably practicable. The Audit Committee shall consider whether to ratify and continue, amend and ratify, or terminate and rescind such related-person transaction.
Certain Related-Person Transactions
Except for the following in connection with the employment of Mr. Foley’s son, there have been no transactions since January 1, 2023 in which (i) Revance has been a participant, (ii) the amount involved exceeded or will exceed $120,000 and (iii) any of Revance’s directors, director nominees, executive officers or holders of more than five percent of Revance’s capital stock, or any member of their immediate family or person sharing their household had, or will have, a direct or indirect material interest, other than arrangements which are described under “Executive Compensation.”
In March 2023, the Company hired Ben Foley, the son of Mark Foley, our CEO and member of our Board, as a prestige aesthetic associate. For the year ended December 31, 2023, his annual compensation was approximately $187,882, which includes his salary, cash bonus, the grant date fair value of his restricted stock unit grants and car allowance (including fuel and maintenance expenses), which is comparable to the total compensation received by all other new hire prestige aesthetic associates. Ben Foley’s hiring was reviewed and approved by the Audit Committee pursuant to our Related-Person Transactions Policy.
Indemnification Agreements. Upon formal engagement, we enter into an indemnification agreement with each of our directors and executive officers which provides, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Revance stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, please notify the Company or your broker by written or oral request and such separate copies will be delivered promptly. Direct your written request to Investor Relations, Revance Therapeutics, Inc., 1222 Demonbreun Street, Suite 2000, Nashville, Tennessee, 37203 or oral request to Investor Relations at (510) 279-6886. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

LEGAL MATTERS
Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained herein are forward-looking statements. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. In addition, any statements that refer to our financial outlook, projected performance, expected expense decrease, expected revenue increase, cash flow breakeven and positive Adjusted EBITDA; our ability to drive value and increase market share; our blockbuster potential; our commercial success; our market opportunity; our ability to disrupt the market; our strategic partnerships with Fosun and Viatris; our 2024 strategic priorities; our environmental, social and governance initiatives and plans; our anticipated growth; the launch of DAXXIFY for the treatment of cervical dystonia; our future executive compensation and governance strategy and plans; our plans to remove the evergreen provision in our future equity incentive plan; our cybersecurity and data governance program and plans; our plans regarding the Fintech Platform; our ability to obtain, the process for and the timing relating to, regulatory approval with respect to the PCI manufacturing facility; the potential benefits of our products; various purposes for which additional shares of our common stock may be used; and statements about our business strategy, plans and prospects, including our commercialization plans, timelines and other goals are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” in our FY2023 10-K. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations. You should read this Proxy Statement with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Website References
Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this Proxy Statement.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board
Dwight Moxie
CLO
March 21, 2024
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024, is available without charge upon written request to: Secretary, Revance Therapeutics, Inc., 1222 Demonbreun Street, Suite 2000, Nashville, Tennessee, 37203.

REVANCE

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RVNC2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V34724-P04844

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REVANCE THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following proposals:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Angus C. Russell
02) Julian S. Gangolli
03) Olivia C. Ware

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V34725-P04844

REVANCE®

REVANCE THERAPEUTICS, INC.
Annual Meeting of Stockholders
May 1, 2024 10:00 AM CT
This proxy is solicited by the Board of Directors

The Stockholder(s) hereby appoint(s) Mark J. Foley, Chief Executive Officer and Director, and Dwight Moxie, Chief Legal Officer and General Counsel, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of REVANCE THERAPEUTICS, INC. that the Stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually via live audio-only webcast at 10:00 AM CT on May 1, 2024, at www.virtualshareholdermeeting.com/RVNC2024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side